UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Temple-Inland Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting
of Stockholders
and
Proxy Statement

1300 South MoPac Expressway, 3rd Floor
Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, May 1, 2009

To Temple-Inland Stockholders:

When and Where the Annual Meeting of Stockholders Will be Held	The 2009 annual meeting of our stockholders will be held at our offices located at 303 South Temple Drive, Diboll, Texas 75941, on Friday, May 1, 2009, at 9:00 a.m. local time.

Purposes of the Meeting	The meeting will be held for the following purposes:

1. To elect four (4) directors to our board of directors. These four directors will serve as directors until their terms expire or, if later, until replacement directors are elected who meet all necessary qualifications.

2. To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2009.

3. To transact any other business that is properly raised for discussion at the annual meeting or any later meeting if the annual meeting is adjourned or postponed.

Who Can Attend and Vote	The board of directors has fixed the close of business on March 6, 2009 as the record date for determining who is a stockholder entitled to receive notices about the annual meeting and to vote at the annual meeting or any later meeting if the annual meeting is adjourned or postponed. Only stockholders who own stock on the record date are entitled to receive notices about the annual meeting and to vote at the annual meeting.

If you need help in voting your shares, please call D. F. King & Co., Inc., our proxy solicitation firm, at 800-549-6697.

March 23, 2009 Austin, Texas	Leslie K. O’Neal Corporate Secretary

Your vote is important. You are invited to attend the meeting in person. Whether or not you plan to attend, and no matter how many shares you own, please mark your vote on the enclosed proxy card, sign it, date it, and return it by mail or vote by telephone or on the internet. By voting before the meeting, you will help us ensure that there are enough stockholders voting to hold a meeting and avoid added proxy solicitation costs. If you attend the meeting, you may vote in person, even if you have previously submitted a proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded. Please see the instructions under “Questions and Answers About the Annual Meeting — How can I vote my shares before the annual meeting?”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 1, 2009. The 2009 Proxy Statement and Annual Report to Stockholders are available at http://www.templeinland.com/proxy.htm.

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1300 South MoPac Expressway, 3rd Floor
Austin, Texas 78746

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How are we asking for your vote?

Our board of directors seeks your proxy for use in voting at our 2009 annual meeting of stockholders to be held on Friday, May 1, 2009, and at any later meeting if the annual meeting is adjourned or postponed. This proxy statement and proxy card were mailed beginning on March 23, 2009 to all holders of our common stock entitled to vote at the annual meeting.

We have enclosed with this proxy statement our 2008 Annual Report to Stockholders, which includes audited financial statements. The Annual Report does not constitute any part of the material for the solicitation of proxies.

Who is entitled to vote at the annual meeting?

Holders of Temple-Inland common stock as of the close of business on the record date, March 6, 2009, may vote at the 2009 annual meeting, either in person or by proxy. As of the close of business on March 6, 2009, there were 106,503,626 shares of common stock issued and outstanding and entitled to vote at the annual meeting. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What matters will be voted on at the annual meeting?

At the annual meeting, stockholders will be asked to vote on the following proposals:

Proposal No. 1:  To elect four (4) directors to our board of directors. These four directors will serve as directors until their terms expire or, if later, until replacement directors are elected who meet all necessary qualifications.

Proposal No. 2:  To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2009.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. This proxy statement and the enclosed proxy card and 2008 Annual Report to Stockholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. The proxy statement, 2008 Annual Report to Stockholders and other materials have been forwarded to you by your broker, bank or other nominee, who is the stockholder of record. You will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

How can I vote my shares before the annual meeting?

If you hold shares in your own name as a stockholder of record, you can cast your vote before the annual meeting by authorizing the individuals named on the enclosed proxy card to serve as your proxy to vote your shares at the annual meeting in the manner you indicate. You may do so by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. The telephone and internet voting instructions serve the same purpose as the proxy card. When your proxy card or telephone or internet vote specifies a choice with respect to a voting matter, the named individuals on the proxy card will vote your shares as you have specified. Submitting a proxy or voting through the telephone or the internet will not affect your right to attend the annual meeting and vote in person.

If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares. The availability of telephonic or internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If your shares are held in your own name as a stockholder of record and you return your signed proxy card but do not specify a voting choice on your proxy card, your shares will be voted as follows:

•	FOR the election of each of the director nominees under the caption “Election of Directors.”

•	FOR ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year 2009.

If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?

New York Stock Exchange (“NYSE”) rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters, which include the election of directors and the ratification of the appointment of the independent registered public accounting firm. However, your broker does not have discretionary authority to vote your shares for certain other types of matters.

Can I vote in person at the annual meeting?

Yes. If you hold shares in your own name as a stockholder of record, you are invited to attend the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot at the meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you are invited to attend the meeting in person, but in order to vote at the meeting you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting. Please check with your broker or other nominee and follow the procedures they require.

How can I change or revoke my vote?

If you hold shares in your own name as a stockholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	giving written notice of revocation to our Corporate Secretary at our principal executive offices at any time before the voting is closed; or

•	signing and delivering a proxy that is dated after the proxy you wish to revoke; or

•	attending the annual meeting and voting in person by properly completing and submitting a ballot. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.)

We must receive your notice of revocation or later-dated proxy at or prior to voting at the annual meeting for it to be effective. It should be delivered to:

Temple-Inland Inc.
1300 South MoPac Expressway, 3rd Floor
Austin, Texas 78746
Attention: Leslie K. O’Neal, Corporate Secretary

Alternatively, you may hand deliver a written revocation notice, or a later-dated proxy, to the Corporate Secretary at the annual meeting before the voting begins.

If you are the beneficial owner of your shares held in street name, please check with your bank or broker and follow the procedures your bank or broker provides if you wish to change your vote.

What is the “quorum” for the annual meeting and what happens if a quorum is not present?

The presence at the annual meeting, in person or by proxy, of the holders of 53,251,814 shares (a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date) is required to constitute a quorum to transact business at the annual meeting. Proxies marked “abstain” and broker “non-votes” (each of which are explained below) will be counted in determining the presence of a quorum.

If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of the votes entitled to be cast by the stockholders, present in person or by proxy (which may be voted by the proxyholders at the meeting), may, without further notice to any stockholder (unless a new record date is set or the adjournment is for more than 30 days), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

What is an “abstention” and how would it affect the vote?

An abstention occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular proposal. An abstention with respect to a proposal will not be counted as a vote “cast” for or against the proposal. Consequently, an abstention with respect to any of the proposals scheduled for a vote at the annual meeting will not affect the outcome of the vote, as explained below in “What are the voting requirements to elect directors and approve the proposals described in the proxy statement?”

What is a broker “non-vote” and how would it affect the vote?

Broker “non-votes” are shares held by brokers or nominees for which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers so the broker is unable to vote those uninstructed shares. We believe that brokers and nominees have discretionary voting power to vote shares with respect to all of the proposals to be voted on at the annual meeting. A broker “non-vote” with respect to a proposal will not be counted as a vote “cast” for or against the proposal.

What are the voting requirements to elect directors and approve the proposals described in the proxy statement?

Election of Directors

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy is required for the election of each director nominee named in Proposal No. 1. This means that the votes cast “for” that nominee must exceed the votes cast “against” that nominee. Any shares not voted (whether by abstention or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote. In accordance with our Corporate Governance Guidelines, each incumbent nominee will submit, prior to the annual meeting, an irrevocable resignation contingent on the nominee failing to receive the required vote for election and the board accepting the resignation. For more information on the operation of our majority voting standard, see “Election of Directors.” Stockholders may not cumulate votes in the election of directors.

Ratification of Auditors

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the annual meeting is required for the ratification of the appointment of our independent registered public accounting firm in Proposal No. 2. Any shares not voted (whether by abstention or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote.

Who will conduct and pay for the proxy solicitation?

We are soliciting your proxy for the annual meeting and will pay all the costs of the proxy solicitation process. We have retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. D.F. King’s employees and our directors, officers and employees may solicit the return of proxies by personal contact, mail, electronic mail, facsimile, telephone or the internet. We may also issue press releases asking for your vote or post letters or notices to you on our website, www.templeinland.com. Our directors, officers and employees will not receive additional compensation, but will be reimbursed for out-of-pocket expenses. D.F. King will be reimbursed for its expenses in soliciting proxies and, in addition, will receive a proxy solicitation fee not to exceed $15,000. D.F. King expects that approximately 20 of its employees will assist in the solicitation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of our common stock.

Who will count the votes?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election to certify the results.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

The name, address and stock ownership of each person or group of persons known by us to own beneficially more than five percent (5%) of the outstanding shares of our common stock as of March 6, 2009 follows.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class(1)

Franklin Mutual Advisers, LLC(2)	10,842,689	10.18%
100 John F. Kennedy, Short Hills, NJ 07078
FMR LLC(3)	15,117,862	14.19%
82 Devonshire Street, Boston, Massachusetts 02109

(1)	There were 106,503,626 shares of common stock outstanding on March 6, 2009.

(2)	Based solely on a Schedule 13G filed with the SEC on January 15, 2009, Franklin Mutual Advisers, LLC, in its capacity as investment advisor, may be deemed beneficial owner of these shares, which are owned by numerous investment advisory clients.

(3)	Based solely on information reported on a Schedule 13G filed with the SEC on February 17, 2009, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, in its capacity as investment advisor, may be deemed beneficial owner of 15,117,862 shares, which are owned by numerous investment advisory clients. Edward C. Johnson 3d and FMR LLC, through control of Fidelity, and the funds each has sole power to dispose of the 15,117,862 shares owned by the Funds.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 6, 2009 by:

•	each of our directors and nominees for director, including our Chief Executive Officer and President,

•	our Chief Financial Officer and our three most highly compensated executive officers other than the CEO and CFO, and,

•	all directors and executive officers as a group.

We determined beneficial ownership as reported in the table in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (which we will refer to in this Proxy Statement as the Exchange Act). Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Even though SEC rules require reporting of all the shares listed in the table, the directors and executive officers do not claim beneficial ownership of all of these shares. For example, a director or executive officer might not claim ownership of shares owned by a relative. Unless otherwise indicated, the table does not include any shares that may be held by pension and profit-sharing plans of the corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.

	Beneficial Ownership			Additional Ownership(6)
				Shares
				Issuable on
				Exercise of
				Options		Phantom
				on or		Shares		Total
	Amount and		Beneficial	after 61	Restricted	Deferred and	Total	Beneficial
	Nature of		Ownership	Days from	Stock	Payable upon	Additional	and Additional
	Beneficial		Percent	May 1,	Units	Retirement	Ownership	Ownership
Beneficial Owner	Ownership (1)		of Class	2009	(7)	(6)	(d+e+f)	(b+g)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)

Current Directors:
Donald M. Carlton	27,000	(1)	*	—	—	79,534	79,534	106,534
Cassandra C. Carr	22,000	(1)	*	—	—	65,360	65,360	87,360
E. Linn Draper, Jr.	20,000	(1)	*	—	—	76,352	76,352	96,352
Larry R. Faulkner	20,200	(1)	*	—	—	59,471	59,471	79,671
Jeffrey M. Heller	20,000		*	—	—	83,543	83,543	103,543
J. Patrick Maley III	276,756	(1)(2)	*	402,945	143,777	—	546,722	823,478
W. Allen Reed	33,000	(1)	*	—	—	86,180	86,180	119,180
Doyle R. Simons	317,978	(1)(2)	*	497,531	158,471	—	656,002	973,980
Richard M. Smith	26,000	(1)	*	4,000	—	53,488	57,488	83,488
Arthur Temple III	781,538	(1)(3)(4)	*	—	—	80,343	80,343	861,881
R.A. Walker	—		*	20,000	16,867	2,276	39,143	39,143
Current Executives:
Randall D. Levy	320,018	(1)(2)	*	230,675	61,006	—	291,681	611,699
Larry C. Norton	33,208	(1)(2)	*	170,162	65,061	105,177	340,400	373,608
Jack C. Sweeny	270,341	(1)(2)	*	206,362	61,006	—	267,368	537,709
Former Directors:
Afsaneh M. Beschloss	38,374	(1)	*	—	—	—	—	38,374
James T. Hackett	62,582	(1)	*	—	—	—	—	62,582
Larry E. Temple	54,507	(1)	*	—	—	—	—	54,507

Group:
All directors and executive officers (26 Persons) as a group	3,011,332	(1)(2)(3)(4)(5)(6)	2.75%	2,467,186	775,280	1,395,381	5,236,435	8,247,767

*	Percentage is less than 1% of Temple-Inland common stock outstanding

(1)	Includes the following number of shares of common stock issuable upon the exercise of options exercisable within a period of 60 days from March 6, 2009:

Current Directors:		Arthur Temple III	12,000
Donald M. Carlton	20,000	R.A. Walker	—
Cassandra C. Carr	20,000	Current Executives:
E. Linn Draper, Jr.	20,000	Randall D. Levy	243,783
Larry R. Faulkner	20,000	Larry C. Norton	23,117
Jeffrey M. Heller	20,000	Jack C. Sweeny	191,783
J. Patrick Maley III	174,061	Former Directors:
W. Allen Reed	13,000	Afsaneh M. Beschloss	20,000
Doyle R. Simons	225,326	James T. Hackett	24,000
Richard M. Smith	16,000	Larry E. Temple	—

			1,043,070
Group:
All directors and executive officers (26 Persons) as a group	1,565,541

(2)	Includes shares held by trustees under Temple-Inland Inc. 401(k) plans for:

Doyle R. Simons	6,541
J. Patrick Maley, III	595
Randall D. Levy	3,679
Jack C. Sweeny	16,201
Larry C. Norton	91

27,107
Group:
All executive officers (13 Persons) as a group	51,931

(3)	Includes 2,000 shares owned by certain relatives of Mr. Temple III. SEC rules consider these shares to be beneficially owned, but Mr. Temple III disclaims any beneficial interest in such shares.

(4)	Includes 134,460 shares held in a trust over which Mr. Temple III is trustee. Mr. Temple III has a future income interest with respect to 67,230 of these shares and a remainder interest with respect to 67,230 of these shares. Also includes 20,166 shares held by various trusts and custodial accounts, with respect to which Mr. Temple III has sole voting and dispositive power. Mr. Temple III disclaims any beneficial ownership with respect to these 20,166 shares. Includes 157,380 shares held in a trust for Mr. Temple III with respect to which he has a present income interest and is also a co-trustee. Does not include 2,521,252 shares of common stock held by the T.L.L. Temple Foundation, a charitable trust, of which Mr. Temple III is Chairman of the Board of Trustees. Mr. Temple III shares voting and dispositive power of the shares held by the foundation. Mr. Temple III disclaims any beneficial ownership with respect to such shares.

(5)	Includes 7,106 shares owned by relatives of all directors and executive officers (26 persons) as a group. The SEC rules consider these shares to be beneficially owned, but the individuals disclaim any beneficial interest in such shares.

(6)	“Additional Ownership” is not included in the SEC’s definition of “Beneficial Ownership.” Phantom shares deferred through 2005 are payable in shares of common stock at retirement. Phantom shares deferred in 2006 and later are payable in cash based on the stock price at retirement.

(7)	Restricted stock units (“RSUs”) vest on the third anniversary from the date of grant if minimum Return on Investment (or ROI) criteria are met. RSUs will be settled in cash.

Section 16(a) Beneficial Ownership Reporting Compliance

We have not identified any person who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. For this purpose, we only reviewed Forms 3, 4, and 5, amendments to these forms, and written representations supplied to us in lieu of Form 5 under the SEC’s Section 16 rules for the most recent fiscal year.

ELECTION OF DIRECTORS

Our By-laws specify that the board of directors will establish by vote how many directors will serve on the board. The By-laws also provide that the directors will be divided into three classes, which will as nearly as possible be equal in size. The board of directors has set the number of directors at eleven, with two classes of four directors each, and one class of three directors.

Pursuant to our By-laws, a director nominee is elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. In contested elections (that is, those in which the number of nominees exceeds the number of directors to be elected), the voting standard will be a plurality of votes cast, which means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting.

In the event that a director does not receive the requisite majority of votes cast “for” his or her election, that director is required by our resignation policy to resign (please see the director resignation policy set forth in the Corporate Governance Guidelines available on our website at www.templeinland.com). Therefore, prior to each annual meeting of stockholders, director nominees will submit an irrevocable resignation contingent on the nominee failing to receive the required vote for election and the board accepting the resignation. If a nominee fails to receive the required vote for election, the Nominating and Governance Committee will make a recommendation to the board on whether to accept or reject the resignation. The board will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director whose resignation is under consideration will not participate in the committee’s or board’s decision. If a resignation is not accepted by the board, the director will continue to serve. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the board, that vacancy can be filled by action of the board. The policy also provides that the board shall nominate for election or re-election as directors only candidates who agree to tender irrevocable resignations consistent with the policy, and the board shall fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation tendered by other directors.

Nominees

Unless you specify otherwise on your proxy, the persons named in such proxy intend to vote for the election of the nominees listed below to serve as directors.

Except as noted otherwise, directors will serve for a term of three years, or until their replacements are duly elected and meet all requirements. All nominees are presently serving as directors. After review of their qualifications, the Nominating and Governance Committee recommended them as nominees to the full board, and the full board subsequently voted unanimously to recommend them to the stockholders as nominees. We did not pay a fee to any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.

Each of the nominees has consented to being named in the proxy statement and to serve if elected. If any nominee becomes unavailable to serve, however, the persons named in the enclosed form of proxy intend to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

Nominees for Directors to Be Elected at the 2009 Annual Meeting of Stockholders to Serve Until 2012

Name and Year First Elected Director	Principal Occupation and Other Information

Cassandra C. Carr 2004	Ms. Carr, 64, is Senior Advisor, Public Strategies, Inc. (since April 2002). Public Strategies, Inc. is a strategic consulting and communications firm that manages campaigns around issues affecting businesses. Ms. Carr was Senior Executive Vice President, External Affairs, SBC Communications, Inc., San Antonio, TX (telecommunications) (October 1998 — March 2002) and Senior Vice President, Human Resources (May 1994 — September 1998). Ms. Carr is also a director of YRC Worldwide Inc.
Richard M. Smith 2006	Mr. Smith, 63, is Chairman of Newsweek. Until December 2007, Mr. Smith served as Editor-in-Chief of the Magazine since 1984 and CEO since 1991. He became Chairman in March 1998. Mr. Smith was Chairman of the Magazine Publishers of America (MPA) from 1996 to 1997 and the founding chairman of the MPA’s New Media Committee. He is also a former board member of the American Society of Magazine Editors. Mr. Smith is also a director of Forestar Group Inc. and Talkmarket.com.
Arthur Temple III 1983	Mr. Temple III, 67, is Chairman of the Board of First Bank & Trust, East Texas (FB&T), a position he has held since March 1992. FB&T is a community bank headquartered in Diboll, Texas, and is owned by Diboll Bancshares, Inc., a locally-owned bank holding company. Since November 2000, Mr. Temple III has also served as Chairman of the T.L.L. Temple Foundation, a charitable foundation. Mr. Temple III served as Chairman of the Board of Exeter Investment Company from 1975 to early 1982 and from March 1986 until June 2002. From 1973 until 1980 Mr. Temple III served as a member of the Texas legislature and from January 1981 until March 1986 he served as a member and Chairman of the Railroad Commission of Texas, which regulates mineral resources in Texas.
R.A. Walker 2008	Mr. Walker, 52, is Chief Operating Officer of Anadarko Petroleum Corporation. He joined Anadarko in 2005 and served as the Senior Vice President of Finance and Chief Financial Officer until March 2009. Prior to joining Anadarko, he was a Managing Director for the Global Energy Group of UBS Investment Bank from 2003 to 2005. He is currently Chairman of Western Gas Holdings LLC, and serves on the Board of Trustees for the United Way of Greater Houston and the Houston Museum of Natural Science.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MS. CARR AND MESSRS. SMITH, TEMPLE III AND WALKER AS DIRECTORS OF TEMPLE-INLAND.

Continuing Directors

The following information is provided with respect to directors who will continue to serve as directors until the expiration of their terms.

Directors to Serve Until the 2010 Annual Meeting of Stockholders

Name and Year First Elected Director	Principal Occupation and Other Information

Donald M. Carlton 2003	Dr. Carlton, 71, is former President and Chief Executive Officer of Radian International LLC, an Austin, Texas based engineering and technology firm. Dr. Carlton held these positions from January 1996 until his retirement in December 1998. Dr. Carlton also serves as a director of National Instruments Corp. and American Electric Power Company, Inc.
E. Linn Draper, Jr. 2004	Dr. Draper, 67, served as Chairman of the Board of American Electric Power Company Inc. from April 1993 until his retirement in February 2004 and also served as President and CEO from April 1993 until December 2003. Dr. Draper also served as President of Ohio Valley Electric Corporation and Indiana-Kentucky Electric Corporation from 2002 until March 2004. Dr. Draper is a director of NorthWestern Energy, Alpha Natural Resources, Alliance Data Systems, and TransCanada Corporation.
J. Patrick Maley III 2007	Mr. Maley, 47, became President and Chief Operating Officer in December 2007. He was previously named Executive Vice President — Paper in November 2004 following his appointment as Group Vice President in May 2003. Prior to joining the Company, Mr. Maley served in various capacities from 1992 to 2003 at International Paper.

Directors to Serve Until the 2011 Annual Meeting of Stockholders

Name and Year First Elected Director	Principal Occupation and Other Information

Larry R. Faulkner 2005	Dr. Faulkner, 64, has served as President of Houston Endowment, Inc. since February 2006. Houston Endowment is one of the largest private foundations in Texas. Dr. Faulkner served as the President of The University of Texas from April 1998 until January 2006. He was previously Provost and Vice Chancellor for Academic Affairs, Dean of the College of Liberal Arts and Sciences, and Head of the Department of Chemistry at the University of Illinois at Urbana-Champaign. Dr. Faulkner serves on the boards of ExxonMobil Corporation, Guaranty Financial Group Inc., and the Lyndon Baines Johnson Foundation.
Jeffrey M. Heller 2004	Mr. Heller, 69, served as Vice Chairman of Electronic Data Systems, Inc. (EDS) since October 2006 until September 2008. Mr. Heller rejoined EDS in March 2003 after a brief retirement, served as President and Chief Operating Officer until October 2005, and as President until October 2006. Mr. Heller previously served as Vice Chairman of EDS from November 2000 until retirement in February 2002. Mr. Heller is also a director of Mutual of Omaha.

Name and Year First Elected Director	Principal Occupation and Other Information

W. Allen Reed 2000	Mr. Reed, 62, private investor, retired as Chairman of General Motors Asset Management Corporation in April 2006. Mr. Reed served as President and Chief Executive Officer of GMAMC from July 1994 until December 2005. He also served as Chairman and CEO of the GM Trust Bank and as a Corporate Vice President of General Motors Corporation until December 2005. He is a director of Legg Mason, Inc., Morgan Stanley Mutual Funds, and the Auburn University Foundation Fund. Mr. Reed is also Senior Advisor to Aetos Capital, a private real estate and alternative investments firm.
Doyle R. Simons 2007	Mr. Simons, 45, became Chairman of the Board and Chief Executive Officer in December 2007. He was previously named Executive Vice President in February 2005 following his service as Chief Administrative Officer since November 2003. Mr. Simons served as Vice President, Administration from November 2000 to November 2003 and Director of Investor Relations from 1994 through 2000. Mr. Simons joined Temple-Inland in 1992. He is also a director of Fiserv, Inc.

Selection of Nominees

Our Nominating and Governance Committee selects nominees on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the board, as described in more detail in the Corporate Governance Guidelines available on our website at www.templeinland.com. Non-employee director nominees must be independent as defined in the listing standards of the NYSE. Nominees must not have a prohibited conflict of interest with our business or ownership. Priority will be given to individuals with outstanding business experience and who currently serve or have served as the chief executive officer of a company.

Our Nominating and Governance Committee considers director candidates recommended by the directors. After reviewing a potential director’s qualifications, a suitable candidate will be invited to meet with the CEO, Lead Director, Chair of the Nominating and Governance Committee, and full board to determine further interest.

Our Nominating and Governance Committee will consider director candidates recommended by stockholders who are entitled to vote for the election of directors at the stockholders’ meeting and comply with the procedures described below. A director candidate recommendation must include the following information:

•	the name and address of the stockholder making the recommendation and evidence of his or her beneficial ownership of Temple-Inland common stock, including the number of shares and period of ownership, and

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the board.

We may require a stockholder-recommended candidate to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as a director.

For a candidate to be considered by the Nominating and Governance Committee as a nominee for election at the next annual meeting of stockholders, the stockholder’s recommendation must be received by the Corporate Secretary not less than 120 days before the anniversary date of the Company’s most recent annual meeting of stockholders.

In addition, our By-laws permit stockholders to nominate directors. For information regarding the deadlines and procedures for director nominations by stockholders, please see “Date for Receipt of Stockholder Proposals and Nominations”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The board of directors has determined that the following directors meet its independence standards: Donald M. Carlton, Cassandra C. Carr, E. Linn Draper, Jr., Larry R. Faulkner, Jeffrey M. Heller, W. Allen Reed, Richard M. Smith, Arthur Temple III and R.A. Walker. Messrs. Simons and Maley do not meet the independence standards because they are our employees. The board’s independence standards are described in our Corporate Governance Guidelines on our website at www.templeinland.com. The board defines independence as meeting the requirements to be considered independent directors as defined under the current rules of the NYSE. The board has established the following additional guidelines to assist it in determining director independence:

•	If not otherwise prohibited by the rules of the NYSE, any commercial or charitable relationship that is not required to be reported in the proxy statement to stockholders will not be considered a material relationship that would impair a director’s independence.

•	To serve as a member of any committee of the board, the director must meet any additional requirements of independence set forth in the committee’s charter or applicable law.

There were no material transactions or relationships between us and any director during 2008. In making its determination that our non-employee directors are independent, the board considered:

•	All transactions with companies on which its directors are executive officers.

•	Mr. Arthur Temple III is a director of Contractor’s Supplies, Inc., and members of Mr. Temple III’s immediate family own approximately 11% of its outstanding capital stock. During 2008, in the ordinary course of business, we sold building materials, lumber, and fiberboard to Contractor’s. Mr. Temple III is also a director, officer, and 66 2/3% stockholder of Demco Manufacturing Company. During 2008, in the ordinary course of business, Demco performed machinery repair services for us. Mr. Temple III is an 8% partner in three partnerships, Diboll Leasing Company, DLCO, and DLCO I Ltd. that own and lease rail cars. During 2008, in the ordinary course of business, we participated in transactions with DLCO and DLCO I Ltd. for rail car repairs, rail car rental, and management fees.

The board felt that none of these transactions affected any director’s independence because they do not have a direct or indirect material interest in these transactions and the transactions do not exceed the greater of $1 million or 2% of either company’s consolidated gross revenues.

There is no family relationship between any of our nominees, continuing directors and executive officers.

Related Transactions

We maintain a written policy enumerating procedures for the review, approval or ratification, or rejection of any related party transaction. A related party, for purposes of our policy, means:

•	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee for director or executive officer,

•	any person known to be the beneficial owner of more than 5% of our common stock, and

•	any immediate family member of the foregoing persons.

Under the related party transaction policy, any transaction, arrangement or relationship between us and a related party must be reviewed by the Nominating and Governance Committee, except that the following transactions, arrangements or relationships are pre-approved under the policy:

•	compensation arrangements required to be reported under the Director or Executive Compensation sections of the proxy statement,

•	business expense reimbursements,

•	transactions with an entity in which the related party owns less than 10% of the other entity, is a director only, or is not an executive officer, and

•	indebtedness for transactions in the ordinary course of business.

There are no transactions required to be reported above since the beginning of our fiscal year where the related party policies and procedures did not require review, approval or ratification or where the policies and procedures were not followed.

Policies on Business Conduct and Ethics

All of our directors, officers and employees are required to abide by our Standards of Business Conduct and Ethics. This code covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. Our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Governance Officer, Director of Investor Relations, Principal Accounting Officer and Corporate Controller are also required to abide by the Code of Ethics for Senior Financial Officers. These ethics codes form the foundation of a comprehensive program of compliance with our corporate policies and procedures to ensure that our business is conducted ethically and in strict adherence to all laws and regulations applicable to us. Our directors, officers and employees are not to tolerate violations of the standards set out in our ethics codes, and are responsible for reporting any violation, including situations or matters that may be considered to be unethical or a conflict of interest under the ethics codes.

The full texts of the Standards of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers are available under the “Investor Relations — Corporate Governance” section of our website at www.templeinland.com or in print upon request to Temple-Inland Inc., 1300 South MoPac Expressway, 3rd Floor, Austin, Texas 78746, Attention: Corporate Secretary. Any future amendments to either of these codes, and any waiver of the Code of Ethics for Senior Financial Officers and of certain provisions of the Standards of Business Conduct and Ethics for directors or executive officers will be disclosed on our website promptly following the amendment or waiver.

COMMITTEES OF THE BOARD OF DIRECTORS

The board performs a number of its functions through committees. All members and chairs of our Audit Committee, Management Development and Executive Compensation Committee, and Nominating and Governance Committee are independent directors under the current rules of the NYSE. Each committee’s charter expressly provides that the committee has the sole discretion to retain, compensate, and terminate its advisors. Current copies of the charters of our Audit Committee, Management Development and Executive Compensation Committee, and Nominating and Governance Committee are available on our website at www.templeinland.com. We will also provide printed copies of any of these documents to any stockholder upon request.

Information about these committees follows:

Audit Committee

The Audit Committee assists the board in its oversight of:

•	the integrity of our financial statements,

•	compliance with legal and regulatory requirements,

•	the adequacy of our internal control over financial reporting, and

•	the independence and performance of our internal auditors and independent registered public accountants.

The Audit Committee has the sole authority to retain, compensate, and terminate the independent registered public accounting firm. The board has determined that there is at least one Audit Committee financial expert serving on the Audit Committee, Mr. Heller, who is an independent director. In addition, the board has determined that all members of the Audit Committee are financially literate and independent as defined in the NYSE corporate governance standards. The members of the Audit Committee are Mr. Heller (Chairman), Dr. Carlton, Ms. Carr, Dr. Faulkner, Mr. Reed, Mr. Smith, Mr. Temple III, and Mr. Walker. The Audit Committee met nine times in 2008.

Management Development and Executive Compensation Committee

The Management Development and Executive Compensation Committee (“Compensation Committee”) is responsible for:

•	overseeing management succession and development plans,

•	ensuring that a proper system of short- and long-term compensation is in place to provide performance-oriented incentives to management,

•	approving the salaries and bonuses of officers,

•	making recommendations concerning retirement plans and other employee benefit programs, and

•	overseeing stock incentive plans.

The Vice President & Corporate Secretary and Chief Executive Officer recommend executive compensation amounts and programs to the Compensation Committee. Hewitt Associates LLC, a compensation consultant, is engaged by the Compensation Committee to provide market data regarding executive compensation and advice about proposed compensation programs and amounts. The Compensation Committee obtains specific data from Hewitt on an annual basis and at other times upon request. The Compensation Committee also invites a Hewitt representative to attend meetings of the committee from time to time. The Compensation Committee meets with the Hewitt representative in executive session periodically. Once the full board approves any compensation recommendations of the Compensation Committee, administration of the compensation programs is delegated to the Vice President & Corporate Secretary.

The members of the Compensation Committee are Dr. Draper (Chairman), Ms. Carr, Mr. Heller and Mr. Smith. The board has determined all of these directors are independent as defined in the NYSE corporate governance standards. The Compensation Committee met five times in 2008.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks among the members of the board and no member of the Compensation Committee has a transaction reported under Certain Relationships and Related Transactions.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for:

•	periodically reviewing the structure of the board to assure that the proper skills and experience are represented on the board,

•	recommending the size of the board and nominees to serve on the board,

•	reviewing potential conflicts of prospective board members,

•	recommending the membership of the committees,

•	reviewing corporate governance issues,

•	reviewing stockholder proposals,

•	reviewing outside directorships held by our senior officers in other publicly held companies,

•	acting in an advisory capacity to the board regarding activities that relate to matters of public policy and the environment, issues of social and public concern, and significant legislative, regulatory and social trends, and

•	recommending director compensation to the full board.

The Vice President & Corporate Secretary and Chief Executive Officer recommend director compensation amounts and programs to the Nominating and Governance Committee. Hewitt is engaged by the Nominating and Governance Committee to provide market data regarding director compensation and advice about proposed director compensation programs and amounts. The Nominating and Governance Committee obtains specific data from Hewitt on an annual basis and at other times upon request. The Nominating and Governance Committee also invites a Hewitt representative to attend meetings of the committee from time to time. The Nominating and Governance Committee meets with the Hewitt representative in executive session periodically. Once the full board approves any director compensation recommendations of the Nominating and Governance Committee, administration of the compensation programs is delegated to the Vice President & Corporate Secretary.

The members of the Nominating and Governance Committee are Dr. Carlton (Chairman), Dr. Faulkner, Mr. Reed, Mr. Temple III, and Mr. Walker. The board has determined all of these directors are independent as defined in the NYSE corporate governance standards. The Nominating and Governance Committee met six times in 2008.

Executive Committee

The Executive Committee may exercise all the authority of the board in the management of our business except:

•	matters related to the composition of the board,

•	changes in the By-laws, and

•	certain other significant corporate matters.

The members of the Executive Committee are the Chairman of the Board, who serves as Chairman of the Executive Committee (Mr. Simons), the Lead Director (Dr. Draper) and the Chairman of each standing committee of the board: Dr. Carlton, Dr. Draper and Mr. Heller. The Executive Committee did not meet in 2008.

Board Meetings

During 2008, the board of directors met six (6) times. Each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he or she served. Health permitting, all board members are expected to attend our annual meeting of stockholders. In 2008, all Board members attended the annual meeting of stockholders, except Mr. Reed. The Board holds regularly scheduled executive sessions of the board with only non-management directors present. A session with only independent directors was held in conjunction with each of the four (4) regularly scheduled board meetings in 2008. The lead director, Dr. Draper, presided over the non-management executive sessions.

Communication with Directors

Stockholders and other interested parties may communicate with non-management directors by forwarding their written comments to an independent third party that has agreed to forward the comments to Dr. Draper, our lead director, with a copy to our General Counsel. The independent third party is The Network and such comments may be sent to:

The Network
333 Research Court
Norcross, GA 30092
Attention: Call Center — Temple-Inland

Alternatively, interested parties may send an email to The Network at www.tnwinc.com/webreport.

Any changes in the lead director or the independent third party for purposes of communicating with the lead director after publication of this proxy statement will be posted on our website at www.templeinland.com.

DIRECTOR COMPENSATION

Our director compensation program is designed to recognize the time commitment and preparations required for directors to fulfill their responsibilities. Our program also aligns director compensation with stockholder returns. Alignment with stockholders is emphasized through stock ownership requirements, an annual phantom stock grant, and the ability to receive phantom shares in lieu of fees.

Director Fee Schedule

Annual Retainer Fee		$70,000	Covers 5 board meetings and 5 meetings for each committee per year
Meeting Fee		$2,500	Each additional meeting in excess of 5 board meetings and 5 meetings for each committee per year
Lead Director Annual Retainer Fee		$20,000
Audit Committee Chair Annual Retainer Fee		$20,000
Other Committee Chair Annual Retainer Fee		$12,500
Committee Member Annual Retainer Fee for board members serving on more than one committee		$7,500
Stock Option Grant		20,000	Upon initial election to the board
Annual Phantom Stock Grant		$50,000	Payment deferred until retirement
Match for Deferring Fees in Lieu of Cash Payment		133%	Deferred until retirement
Matching Gift to Charity	Up to $	6,000	By the Temple-Inland Foundation

Initial Stock Option Grant

Directors receive a grant of 20,000 options at the time of their initial election to the board. Options are granted at fair market value on the grant date, which is the date of the board meeting at which the director is elected. The option vests in three installments: 8,000 shares on the first anniversary, 8,000 shares on the second anniversary, and 4,000 shares on the third anniversary of the date of election. The option term is ten years. We do not have any program, plan or practice to time option grants to our directors in coordination with the release of material non-public information. We do not set the grant date of stock option grants to new directors in coordination with the release of material non-public information. We do not time our release of material non-public information for the purpose of affecting the value of director compensation.

Stock Ownership Guidelines

Directors are required to hold Temple-Inland stock valued at five times their annual retainer fee under the board’s stock ownership guidelines within five years of their election to the board. This stock ownership policy is contained in our Corporate Governance Guidelines, which are available on our website at www.templeinland.com. Shares of stock owned by the directors and their immediate family members count toward this requirement. Phantom shares also count toward this requirement.

Fee Deferral Plan

Directors may participate in a fee deferral plan that encourages stock ownership by granting a match of 133% in the form of phantom stock units on amounts deferred until retirement. The number of phantom stock units is determined by dividing the deferred amount by the fair market value of Temple-Inland’s stock on the date deferred. Dividend equivalents are credited on the phantom stock equal to the amount of dividends Temple-Inland pays on its common stock. Dividend equivalents are paid to the directors in cash. At retirement, the director will receive stock for fees deferred through 2005 and cash for fees deferred beginning in 2006 in payment of the phantom stock units. Cash payments will be based on the fair market value of the stock on the payment date. Fair market value in all cases is equal to the closing price of Temple-Inland stock on the NYSE on the applicable date. The director does not get any payment until retirement. Payment may be taken in a lump sum or in up to fifteen annual installments. If a director chooses cash payment on a current basis instead of deferring their fees, they do not receive a match. Directors may retire at any time, but must retire by the annual meeting following their 72nd birthday.

Frozen Retirement Plan

There is no retirement plan for directors except for a plan that was discontinued in 2000. Under that plan, the following directors will receive at retirement $35,000 per year for the following number of years as a retirement benefit: Mr. Reed — 1 year and Mr. Temple III — 17 years. Mr. L. Temple, who retired from the board in 2008, will receive $35,000 per year for 10 years. Retirement benefits will be paid to the surviving spouse if the director does not live to receive the full payment, and terminate if the spouse does not live to receive the remaining payment. This plan was discontinued in 2000 and no additional accruals are made under this plan.

Change in Control Provision

Both the directors’ fee deferral plan and the frozen directors’ retirement plan contain provisions for accelerating payment in the event the director’s service terminates due to a change in control, along with a gross-up provision in the event the director is required to pay excise tax on the accelerated payment.

Charitable Contributions

Directors are eligible for the Foundation’s matching gifts program, which matched donations made by employees and directors in 2008 3-for-1 for the first $1,000; 2-for-1 for the next $1,000; and 1-for-1 for the next $1,000, for total possible matching donations of up to $6,000 per person. The Foundation also made a $50,000 donation in 2008 to a charity or educational institution chosen by each of its retiring directors: Beschloss, Hackett and L. Temple.

Insurance and Indemnification

Directors are covered under our business travel accident insurance policy for $100,000 while traveling on our business. Directors are also covered under our director and officer liability insurance policies for claims alleged in connection with their service as a director. We have entered into indemnification agreements with each of our directors agreeing to indemnify them to the fullest extent permitted by law for claims alleged in connection with their service as a director.

2008 Director Compensation

All of our directors have elected to defer their fees until retirement. Messrs. Simons and Maley receive no compensation for their services as director other than their employee pay. We have computed the value of fees earned by our directors in the following chart using SEC rules. These rules require us to calculate the value of the phantom shares acquired through deferral of fees and match using the stock price in the year the fees are earned. However, directors do not receive any payment of the deferred fees or match until they retire. At retirement, a director receives actual shares of common stock and cash equal in value to the phantom stock shares held in his or her account. The value of the shares and cash to be paid at the time the director retires may be different than the value of phantom shares awarded at the time the fee is earned. The table below shows the FAS expense/credit as required under SEC rules. See footnote 3 for a table showing fees earned.

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock Awards	Option Awards	Incentive Plan	Compensation	All Other
Name	Paid in Cash ($)(1)	($)(2)(3)	($)(2)	Compensation ($)	Earnings ($)	Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Current Directors:
Donald M. Carlton	$0	$(115,597)	$0	$0	$0	$6,000	$(109,597)
Cassandra C. Carr	$0	$(126,015)	$26,906	$0	$0	$0	$(99,109)
E. Linn Draper, Jr.	$0	$(326,425)	$14,658	$0	$0	$6,000	$(305,767)
Larry R. Faulkner	$0	$(213,016)	$60,150	$0	$0	$0	$(152,866)
Jeffrey M. Heller	$0	$(400,351)	$14,658	$0	$0	$0	$(385,693)
W. Allen Reed	$0	$(155,870)	$0	$0	$0	$6,000	$(149,870)
Richard M. Smith	$0	$(86,749)	$65,148	$0	$0	$0	$(21,601)
Arthur Temple III	$0	$(119,401)	$0	$0	$0	$6,000	$(113,401)
R.A. (Al) Walker	$17,500	$10,811	$1,660	$0	$0	$0	$29,971
Former Directors:
Afsaneh M. Beschloss	$0	$(17,386)	$0	$0	$0	$56,000	$38,614
James T. Hackett	$0	$(45,081)	$0	$0	$0	$50,000	$4,919
Larry E. Temple	$0	$(29,420)	$0	$0	$0	$56,000	$26,580

(1)	Mr. Walker joined the Board in November and received a cash fee for that meeting only. His fee deferrals began in 2009.

(2)	Includes the dollar amount expensed and recognized for financial reporting purposes in 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised December 2004), Share-Based Payment (FAS 123(R)) of all stock-based awards (including restricted stock, restricted stock units, phantom stock, phantom stock units, common stock equivalent units, and other similar instruments that do not have option-like features) for grants in 2008 and prior years. The dollar amount recognized is to be computed under FAS 123(R), applying the same valuation model and assumptions used for financial reporting purposes as outlined in Note 9 to our 2008 Annual Report, disregarding the estimate of forfeitures related to service-based vesting conditions. The amount shown is the result of adding the FAS 123(R) expense for fees earned in 2008 and the change in market value of all deferred fees from year-end 2007 to year-end 2008:

		Change in Market
		Value
		(Adjustment to 2008
	Expenses for	Year-End Price on
	2008 Fees at	2007 — Shares	FAS 123(R)
	Year-End	previously expensed)	Expense/Credit for 2008

Current Directors:
Donald M. Carlton	$130,079	$(245,676)	$(115,597)
Cassandra C. Carr	$110,210	$(236,225)	$(126,015)
E. Linn Draper, Jr.	$124,597	$(451,022)	$(326,425)
Larry R. Faulkner	$116,983	$(329,999)	$(213,016)
Jeffrey M. Heller	$132,900	$(533,251)	$(400,351)
W. Allen Reed	$90,583	$(246,453)	$(155,870)
Richard M. Smith	$111,943	$(198,692)	$(86,749)
Arthur Temple III	$95,618	$(215,019)	$(119,401)
R.A. (Al) Walker	$10,811	$0	$10,811
Former Directors:
Afsaneh M. Beschloss	$104,268	$(121,654)	$(17,386)
James T. Hackett	$104,268	$(149,349)	$(45,081)
Larry E. Temple	$104,268	$(133,688)	$(29,420)

(3)	The fees shown in column (c) consist of fees that were earned in 2008 but deferred until retirement. The deferred fees earn a match of 133% and are converted into phantom shares. The chart below shows the fees, match, and resulting phantom shares credited to each director’s account, along with the director’s expected or age 72 retirement date:

						Total Deferred
						Fees/Stock
						Awards
						($)
						(b + c + d + e + f)
						Value on
						Grant Date of	Converted
						Fees	Into Phantom
		Committee	Board and		Annual	Deferred	Shares Payable	Normal
	Board	Retainer	Committee		Phantom Stock	until	Upon	Retirement
Name	Retainer	Fees	Meeting Fees	Match	Grant	Retirement	Retirement	Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Current Directors:
Donald M. Carlton	$70,000	$20,000	$15,000	$139,650	$50,000	$294,650	27,385	2010
Cassandra C. Carr	$70,000	$7,500	$12,500	$119,700	$50,000	$259,700	23,202	2017
E. Linn Draper, Jr.	$70,000	$32,500	$2,500	$139,650	$50,000	$294,650	26,231	2014
Larry R. Faulkner	$70,000	$7,500	$15,000	$123,025	$50,000	$265,525	24,628	2016
Jeffrey M. Heller	$70,000	$27,500	$12,500	$146,300	$50,000	$306,300	27,979	2012
W. Allen Reed	$70,000	$3,750	$0	$98,088	$50,000	$221,838	19,070	2019
Richard M. Smith	$70,000	$7,500	$12,500	$119,700	$50,000	$259,700	23,567	2018
Arthur Temple III	$70,000	$3,750	$2,500	$101,413	$50,000	$227,663	20,130	2014
R.A. (Al) Walker	$0	$0	$0	$0	$12,500	$12,500	2,276	2029
Former Directors:
Afsaneh M. Beschloss	$35,000	$3,750	$0	$51,538	$50,000	$140,288	8,603	2008
James T. Hackett	$35,000	$3,750	$0	$51,538	$50,000	$140,288	8,603	2008
Larry E. Temple	$35,000	$3,750	$0	$51,538	$50,000	$140,288	8,603	2008

At fiscal year end 2008, the directors held the following aggregate number of phantom shares in the Fee Deferral Plan: Afsaneh M. Beschloss — 0, Donald M. Carlton — 61,377, Cassandra C. Carr — 48,493, E. Linn Draper, Jr. — 56,904, Larry R. Faulkner — 42,604, James T. Hackett — 0, Jeffrey M. Heller — 64,611, W. Allen Reed — 69,313, Richard M. Smith — 36,621, Arthur Temple III — 63,476, Larry E. Temple — 0 and R.A. Walker — 2,276. Ms. Beschloss and Messrs. Hackett and L. Temple retired May 2, 2008, and received the following amounts:

	Shares — Payable in Cash		Shares — Payable in Shares*
	Shares	Value Realized	Shares	Value Realized
	Acquired on	Upon	Acquired on	Upon
	Distribution	Distribution	Distribution	Distribution

Afsaneh M. Beschloss	24,099	$292,080	18,374	$222,693
James T. Hackett	27,627	$334,839	38,382	$465,190
Larry E. Temple	25,632	$310,660	34,407	$417,013

*	The amounts are values based on the closing price on the day of distribution, May 2, 2008, at $12.12.

At fiscal year end 2008, the directors held the following aggregate number of stock options: Afsaneh M. Beschloss — 20,000, Donald M. Carlton — 20,000 , Cassandra C. Carr — 20,000 , E. Linn Draper, Jr. — 20,000 , Larry R. Faulkner — 20,000 , James T. Hackett — 24,000 , Jeffrey M. Heller — 20,000 , W. Allen Reed — 13,000 , Richard M. Smith — 20,000 , Arthur Temple III — 22,000 , Larry E. Temple — 0, R. A. Walker — 20,000. Expiration dates for these options range from 2009 through 2018. Until 2003 directors could take options with 15-year terms in lieu of their annual retainer fee, which is why some directors have more than 20,000 options outstanding. To see option exercise prices, vesting dates, and terms for each director’s options, you may look at his or her latest Form 4 under Investor Relations, SEC Filings, on our website at www.templeinland.com.

(4)	The amounts in column (G) include matching charitable donations of up to $6,000. In addition, payments made on behalf of the retiring directors (Ms. Beschloss and Messrs. Hackett and L. Temple), include the following:

		Lump Sum
	Charitable	Retirement (Frozen
	Donations Honoring	Director Retirement
Director	Retirement	Plan)

Afsaneh M. Beschloss	$50,000
James T. Hackett	$50,000
Larry E. Temple	$50,000	$35,000	*

*	Mr. L. Temple will receive 10 annual installments of $35,000 each from the frozen retirement plan

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2008 was a transitional year for us, following the spin-offs of our real estate and financial services businesses and sale of our timberlands at the end of 2007. At the time of our annual February 2008 stock awards, we had not yet evaluated the impact of all of these changes on our compensation structure and we felt that retention of our executives was our primary consideration. We therefore issued a mix of options and time-vested restricted stock units while we re-evaluated our performance criteria and peer group for performance stock units. Our RSUs contained a threshold 1% ROI performance criteria to preserve our tax deduction under Code Section 162(m).

We spent a considerable amount of time this year evaluating our compensation programs in light of the change in our structure and the consolidation within our industry. This resulted in:

•	A simplified incentive bonus plan: We retained our emphasis on ROI because of the direct correlation to stockholder value, and we added a component for lowering cost and profitable growth. (see “How are annual incentive bonuses determined?”)

•	Performance stock units: We determined that we will grant performance units going forward beginning in 2009 that pay 100% for top quartile ROI ranking against a new performance peer group, 75% for second quartile ranking, and nothing for bottom half ROI ranking. Dividends on these PSUs will be accrued and payable only if the underlying PSU awards are earned.

•	A new peer group: We chose a new peer group by including the companies that compete with us for capital from equity and debt investors. Within the S&P Paper & Forest Products group, we excluded any companies that are not SEC registrants, since their financial data is not publicly available. We also excluded timber companies, since we sold our timberlands, and single product building products companies since they do not principally manufacture paper. Our new peer group consists of all North American papermakers/converters, some of whom also manufacture some building products or make some grade of paper and manufacture a portfolio of building products. (see “What is our compensation philosophy?”)

•	Revised change in control agreements: We adopted a new agreement form effective November 7, 2008 to be used for any change in control agreement granted to a new hire that does not include gross-up for excise taxes. We made minor modifications to our legacy change in control agreements and the CEO’s employment agreement to update them to comply with the IRS’s Section 409A regulations and codify actuarial assumptions.

We have performed a risk assessment of our compensation programs. Our programs are transparent, administered with good governance, and do not encourage our named executive officers to take unnecessary and excessive risks that threaten the value of our Company.

What is our compensation philosophy?

Our executive compensation philosophy is that a significant part of our executives’ compensation is tied to our performance as measured by:

•	Maximizing return on investment (ROI)

•	Profitably growing our business

We are focused on maximizing ROI because we fundamentally believe there is direct correlation between ROI and stockholder value. We will look for opportunities to profitably grow our business because we can create additional value for stockholders through disciplined growth focused on ROI. Accomplishing these objectives creates value for our stockholders.

In 2008, our Compensation Committee approved a new peer group for use as a benchmark to determine our relative ROI ranking for purposes of performance units granted in 2009 and subsequent years. Our old peer group consisted of: AbitibiBowater Inc.; Caraustar Industries Inc.; Domtar Corp.; International Paper Company; MeadWestvaco Corporation; Packaging Corp. of America; Smurfit Stone Container Corporation; and Weyerhaeuser. The new peer group consists of the following companies: AbitibiBowater Inc.; Appleton Papers Inc.; Boise Inc.; Canfor Corporation; Caraustar Industries Inc.; Cascades Inc.; Catalyst Paper; Domtar Corporation; Glatfelter; Graphic Packaging Holding Co.; International Paper Company; MeadWestvaco Corporation; Mercer International Inc.; Neenah Paper Corp.; Newark Group, Inc.; NewPage Corp.; Packaging Corporation of America; Rock-Tenn Co.; Smurfit-Stone Container Corporation; Verso Paper Corp.; Wausau Paper Corporation; and West Fraser Timber Co. Ltd. We will periodically adjust the peer group to reflect mergers, consolidations, and similar restructurings.

What is our compensation program designed to reward?

Our compensation program is designed to attract and retain our executives, and reward them for maximizing ROI and profitably growing our business. It is also designed to be transparent, easy to explain and easy to understand.

What are the elements of our compensation program?

The elements of our compensation program and their purposes are:

Compensation Elements:	Primary Purpose:

Salary	Attract and retain
Health & Welfare Benefits	Attract and retain
Change in Control Agreements	Attract and retain
Annual Incentive Bonus	Motivate and reward performance
Long-term Incentives	Motivate and reward performance
Retirement & 401(k) Benefits	Attract and retain; reward performance

Salaries are paid in cash to attract or retain executives. Health and welfare benefits are standard in our industry and also serve to attract or retain executives. In our industry, it is standard to provide change in control agreements and they are necessary to attract and retain talent in our ever-consolidating industry. Change in control agreements help ensure that our executives continue to work in the best interest of our stockholders and help alleviate concerns during any potential change in control situations that might otherwise lead our executives to work somewhere else.

Incentive cash bonuses are considered on an annual basis and reward short-term performance based on consolidated ROI for corporate executives or segment ROI for segment executives. Long-term incentives reward long-term performance and align our executives’ interests with stockholders by encouraging stock ownership. Both cash bonuses and long-term stock awards are designed to align the executives’ interests with our business strategy and motivate performance to maximize ROI. Stock awards also help retain executives because they contain forfeiture provisions if the executive terminates employment other than for retirement, death, disability, or change in control. Retirement benefits help to retain executives and reward long-term service. Retirement benefits also reward performance because our formulas include both base salary and annual incentive bonus in calculating average pay for pension purposes.

How is each element of compensation determined?

Generally speaking, each element of compensation is evaluated independently to determine whether it is competitive within our industry, or within the market as a whole.

Once a year, the Compensation Committee views a tally sheet that shows all elements of pay for each named executive officer. The entire board is also furnished with tally sheets for the named executive officers, and makes all decisions concerning the CEO’s pay.

Although the Compensation Committee has not established specific preset allocation formulas to determine the proportion of each type of pay in relation to other types of pay, it generally tries to maintain a balance between the different types of pay:

Type of Pay	Performance Measure	Measurement Period

Salary	Continued service subject to annual evaluation	1 Year
Annual incentive bonus	ROI and lowering cost/profitable growth	1 Year
Long-term incentives
Restricted stock units	Time vested with minimum ROI threshold	3 Years
Performance stock units	ROI vs. Peers	3 Years
Options	Stock price	10 Years
Retirement benefits	Amount of retirement benefit is dependent on salary and bonuses	Career
Health & welfare benefits	None	None
Change in control agreement	None	None

Year to year, the exact allocation may vary, but the overall mix is strongly weighted to pay for performance in accordance with our philosophy. For Mr. Simons, approximately 75% of his 2008 compensation was performance related:

How are salaries determined?

To ensure that our compensation remains competitive, the Compensation Committee from time to time reviews information from independent surveys of comparative companies. Because the market for executive talent extends beyond any particular industry, the survey data includes both companies in our industry as well as companies outside our industry. For example, in 2008 the group of comparative companies included Ball Corp., Bowater Inc., Carauster Industries Inc., Graphic Packaging Corp., International Paper Company, Lafarge North America, Martin Marietta Materials, MeadWestvaco Corp., OfficeMax Inc., Owens Corning, Packaging Corp of America, Pactiv Corp., PPG Industries Inc., Rayonier Inc., Rohm and Haas Co., Smurfit-Stone Container Corp., Sonoco Products Co., Trinity Industries, USG Corp., Vulcan Materials Co., Weyerhaeuser Co. Hewitt has reviewed the peer group in light of the changes in our structure and industry, and will be using a new group of comparative companies beginning in 2009: AbitibiBowater Inc., Appleton Papers Inc., Ball Corporation, Boise Inc., Domtar Corp, Georgia Pacific Corporation, Glatfelter P H Co, Graphic Packaging

Holding Co, International Paper Company, Martin Marietta Materials, Inc., MeadWestvaco Corp, Mercer International Inc., Neenah Paper Inc, Owens Corning, Packaging Corp of America, Pactiv Corporation, PPG Industries, Inc., Rock-Tenn Co, Smurfit Stone Container Corp, Sonoco Products Company, Trinity Industries, USG Corporation, Verso Paper Holdings LLC. Our performance peer group and Hewitt’s comparative group overlap but are not identical due to practical considerations related to the availability of financial data versus compensation data. At the request of the Compensation Committee, Hewitt uses data from these companies to establish the relationship between revenues and compensation from which a market value of pay can be calculated for a specific revenue size, using a statistical technique known as regression analysis. Surveys indicate base salaries for most of our named executive officers were generally at or above the mid-ranges of the applicable comparative companies.

Salaries are reviewed annually and are paid in cash. Our named executive officers did not receive a salary increase in 2008, except for Mr. Norton who received an increase of $25,000. Our named executive officers will not receive a salary increase in 2009. In making its salary decisions, the Compensation Committee emphasizes the executive’s experience, responsibilities, and performance, along with relative rank to other executives for internal pay equity. No specific formula is applied to determine the weight of each factor. The Compensation Committee has historically followed a policy of using annual bonus awards rather than base salary to reward outstanding performance.

How are annual incentive bonuses determined?

Annual incentive bonuses are paid in cash based on overall ROI for corporate executives and segment ROI (adjusted downward for overhead) for segment executives under a stockholder-approved plan. The plan also allows the Compensation Committee to factor in pre-established performance objectives focused on lowering cost and profitable growth. For Section 162(m) purposes, a potential maximum bonus of 250% of target is payable under the plan for positive ROI. The Compensation Committee retains the discretion to reduce the size of any bonus.

The level of ROI performance necessary for paying the threshold, target and maximum levels is set by the Compensation Committee annually and is not subject to adjustment by management. The following schedule was used by the Compensation Committee in making its ROI component payment determinations for 2008:

	Threshold	Target	Maximum

ROI	4.5%	9.0%	14.0%
% of Target	50%	100%	200%

The Compensation Committee may also pay up to 100% of the target bonus amount for satisfactory achievement of objectives focused on lowering cost, profitable growth, or promoting a high performance culture focused on our values set forth on our Vision/Mission/Values statement.

The total annual incentive bonus for any executive will not exceed 250% of the executive’s target bonus. For the CEO and President, target is 125% of base salary. For all other executives, target is 100% of base salary.

In 2008, Temple-Inland had an ROI of 4.5% and therefore Messrs. Simons, Maley, and Levy received a 50% of target bonus under the ROI component of the program. The Corrugated Packaging segment had ROI of 9%, and Mr. Norton received a bonus of 100% of target. Building Products had ROI of 0% and Mr. Sweeny did not receive a bonus under the ROI component.

In addition, we profitably grew the company in 2008 and lowered costs significantly. Specifically, we acquired the remaining 50% interest in Premier Boxboard Limited, successfully integrated the mill into our system, and realized synergies above our target from improving the mill’s productivity and reducing costs. We also completed the majority of our box plant transformation in 2008, focused on lowering costs and improving asset utilization. As a result, box converting costs were down compared with prior year despite unprecedented cost inflation and one-time transformational implementation costs. In Building Products, we significantly lowered our cost structure through 22% headcount reduction and exiting the hardboard siding business. For

Temple-Inland, we reduced our S, G & A/Total Cost to 6.9% and reduced our general and administrative expenses not included in segments by 24% in 2008 compared with 2007. Based on these achievements, the Compensation Committee granted an additional award of 40% of target to Mr. Maley and an award of 56% of target to Mr. Sweeny. Annual incentive bonuses are shown in the Non-equity Incentive Plan Compensation column in the Summary Compensation Table.

How are the long-term incentive awards determined?

Historically, our long-term incentive awards have included:

•	Stock options

•	Restricted stock units (RSUs)

•	Performance stock units (PSUs)

The Compensation Committee considers previous grants, tenure, and relative responsibilities of the executive in determining size of awards. In the case of a new key executive, or an executive assuming new responsibilities, an initial grant may be made above usual annual targeted levels. A dollar value is established for the stock awards in consultation with Hewitt after reviewing competitive market data for similar executives at other companies inside and outside the paper and forest products industries. This dollar value may be at or above the mid-range of what other companies may offer in any given year.

For the 2008 long-term incentive awards, the Compensation Committee suspended the use of PSUs as we completed our 2007 transformation plan and while we were evaluating a new peer group. The Compensation Committee provided the same dollar value of awards in 2008 as we granted in 2007, splitting the PSU value equally between options and RSUs as a retention measure. The RSUs contain minimum 1% ROI criteria to meet IRS Section 162(m) requirements. Options offer a built-in performance feature through stock price appreciation. Performance stock units will be resumed in 2009 using ROI rank relative to the new peer group as the performance criteria.

What are the material terms of the stock awards?

The stock awards have the following terms:

Options:	Options are granted at fair market value on the date of the grant, become exercisable 25% each year over four years, provide for accelerated vesting upon retirement, disability, death, or if there is a change in control, and expire in ten (10) years. Income tax withholding may be paid with exercised shares. The exercise price is the closing price on the NYSE on the grant date.

RSUs:	RSUs vest on the third anniversary from the date of grant and are settled in cash based on the closing price on the NYSE on the vesting or payment date. RSUs provide for accelerated vesting upon retirement, disability, death, or if there is a change in control of Temple-Inland.

PSUs:	Performance stock units are restricted stock units that vest 0%, 75%, or 100% on the third anniversary from the date of grant depending on our ROI during the three years beginning in the year of the grant compared to the peer group ROI. If performance is in the top quartile, then there is a 100% payment and if in the second quartile, then there is a 75% payment. No payment is made if performance is below the top half compared to the peer group. Performance stock units also provide for accelerated or continued vesting upon retirement, death or if there is a change in control. All grants from 2006 forward are payable in cash. Dividends on PSUs are accrued and payable only if the underlying awards are paid.

Our long-term incentive plan provides for equitable adjustment in the event of stock splits or other equity restructurings. Awardees generally receive the same adjustment stockholders receive.

Do we pay dividends on RSUs and PSUs? If so, why?

Yes. Our Compensation Committee has approved and the board has ratified the payment of dividends on RSUs and PSUs equivalent to dividends paid on our common stock to further align interest with stockholders and provide a retention device. Dividends are only paid on the PSUs if the underlying awards are earned.

Do executives have to meet stock ownership guidelines?

Yes. To further align executives’ financial interests with those of our stockholders, the Compensation committee adopted minimum stock ownership guidelines:

Value of Ownership of Stock as a Multiple of Annual Salary

Multiple of
Position	Salary

Chief Executive Officer	5x
Other Named Executive Officers	3x

Shares owned by the executive and their immediate family members count toward the ownership guidelines. Shares held in the 401(k) plan and RSUs also count toward the total. Options do not count until they are exercised. Executives have five years from hiring or pay increases to meet the guidelines. The recent decline in stock prices due to the economic slowdown has affected the value of shares owned, but based on the current holdings of the Named Executive Officers we anticipate that all such officers will achieve their stock ownership goal within the five-year time frame.

Are there mandatory holding periods for stock acquired through exercise of options?

Yes. Our executive officers are required to hold 100% of the net shares acquired through the exercise of options until they meet our ownership guidelines. The Compensation Committee maintains discretion to reduce or eliminate future long-term incentive awards for an executive who is not making adequate progress toward meeting the stock ownership guidelines or does not retain the required level of net shares acquired through the exercise of options.

Are gains from prior stock awards considered in setting other benefits such as retirement?

No. Gains from exercising stock options, the vested value of RSUs and PSUs, and dividends on RSUs and PSUs are not considered in setting other benefits such as life insurance, disability benefits, or retirement benefits.

How many more shares can be issued under our long-term incentive plans?

The following table sets forth information as of the end of 2008 related to compensation plans under which our shares may be issued:

Number of
Securities
Remaining Available
	Number of		for Future
	Securities to be		Issuance Under
	Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in
	and Rights	and Rights	Column(a))
Plan Category	(a)(1)	(b)(1)	(c)(1)

Equity compensation plans approved by security holders	8,029,256	$16.58	18,836
Equity compensation plans not approved by security holders	None	None	None

Total	8,029,256	$16.58	18,836

(1)	Includes 8,029,056 options outstanding, of which 6,902,882 relate to our employees and have a weighted average term of 6 years and 1,126,374 relate to employees of spun-off entities Guaranty Financial Group Inc. and Forestar Group Inc., and have a weighted average term of 6 years. Also includes 51,275 restricted shares outstanding which relate to our employees. Includes 148,956 shares payable to directors for deferred fees. Includes 23,775 stock-settled restricted stock units that related to deferred bonuses and deferred vested restricted shares that could not be paid out until after retirement due to Code Section 162(m) policy.

Do we have a deferred compensation plan?

Yes. Executive officers may defer all or part of their bonus under our phantom stock arrangement. There is no above-market or preferential earnings on deferred compensation. None of the named executive officers deferred their 2008 bonus.

Do we provide qualified retirement benefits to executives?

Yes. Our named executive officers receive the same tax-qualified retirement benefits as other salaried employees. The Compensation Committee and the board had multiple discussions over a period of several years about whether to continue our defined benefit retirement plan or to change to a defined contribution plan. Following a review of paper industry trade association data and data provided by our actuary, and extensive analysis by our human resources, finance and accounting departments, the board in 2007 approved a continuation of our defined benefit retirement plan with a simpler formula for new hires. In addition, early retirement subsidies were reduced and other cost saving measures were adopted for newly hired employees effective January 1, 2008. We believe a defined benefit plan offers a competitive advantage in recruiting new executives and is no more costly than a defined contribution plan. Executive officers and other employees hired prior to January 1, 2008 receive the better of the old or the new formula. Only salary and bonus are taken into account for retirement formula purposes.

Do we offer a Supplemental Executive Retirement Plan (SERP)?

Yes. The Internal Revenue Code limits the amount of compensation that can be used in calculations under a tax-qualified defined benefit retirement plan. In 2008, this limit was $230,000. As a result, any retirement benefits that cannot be paid under our tax-qualified defined benefit plan due to these limitations are paid under a SERP, which is not a tax-qualified plan.

The SERP also provides unreduced retirement at age 60 with 15 years of service for certain designated executives, including Mr. Simons, Mr. Maley, and Mr. Levy. Under this plan, the designated executive’s retirement benefits from all retirement plans will be at least equal to 50% of the executive’s final average compensation for the highest five years out of the last ten years of employment. Benefits are reduced for early retirement, which may be taken at age 55 with 15 years of service, by 5% for each year prior to age 60. Benefits are paid in a lump sum amount. The lump sum is calculated based on the 30-year Treasury rate set in November of the year prior to retirement.

The SERP is unfunded and contains a provision for acceleration of payment in the event of a change in control. The SERP is a valuable incentive to attract executives. It is also a valuable retention tool for existing executives who must meet service criteria to qualify for the plan.

Can executives retire early?

Yes. An employee may retire at age 55 or later if the employee has five years of service, but benefits are reduced for each year before age 62 by factors ranging from 3% to 6% based on years of service under the tax qualified plan and regular SERP. Under the 50% of pay SERP, designated executives (including Mr. Simons, Mr. Maley, and Mr. Levy) may retire at age 55 if they have 15 years of service but benefits are reduced for each year before age 60. The table below lists the executives who are eligible for early retirement and the estimated payment assuming each retired on January 1, 2009:

	Monthly Payment	Lump Sum Payment
Executive	Under Qualified Plan	Under SERP

Levy	$2,567	$5,311,284
Sweeny	$8,511	$6,119,841

Do we grant extra years of credited service under our retirement plan?

No. Extra years of credited service are granted only under our change in control agreements and our CEO employment agreement but not for any other reason.

Do executives participate in 401(k) plans?

Yes. We offer 401(k) plans to all of our salaried and non-union hourly employees. For each dollar that an employee contributes to his or her 401(k) savings account, we contribute a match of $1 up to 3% of the employee’s compensation. For each $1 that an employee contributes of his or her next 3% of pay, we contribute 50 cents. The match vests after 2 years of employment.

Do we offer health and welfare benefits?

Yes. We offer the same health and welfare benefits to all salaried employees. These benefits include medical benefits, dental benefits, vision benefits, life insurance, salary continuation for short-term disability, long-term disability insurance, accidental death and dismemberment insurance, dependent care spending account, health care spending account, health savings account, and other similar benefits. Because these benefits are offered to a broad class of employees, the cost is not required by SEC rules to be included in the Summary Compensation Table. The named executive officers generally pay more for their medical benefits than other employees who receive less compensation. Executives and other salaried employees may participate in a post-retirement health plan that provides access to health coverage. We pay a one-time contribution equal to $600 per year of service up to 2004 under a frozen plan for this coverage. Once the employee exhausts this contribution, he or she must pay the full cost for coverage.

Do we offer employment agreements?

Except for Mr. Simons, none of our other named executive officers has an employment agreement. We entered into the agreement with Mr. Simons in 2007 upon his election as CEO, after careful study and review of Hewitt data concerning terms applicable to CEOs in the general marketplace. The term of Mr. Simons’ agreement is three years, but it is automatically extended by one year on the first anniversary of the effective date and each anniversary thereafter unless notice of nonrenewal is given at least one year in advance of such anniversary date. During the term of the agreement, Mr. Simons will receive a base salary which may not be reduced below its level at the time the agreement was initially entered into ($780,000) or any increase subsequently granted. He will be eligible for a performance-based annual cash bonus, employee benefits, equity (long-term incentive plan) grants, and other perquisites. Other perquisites consist of use of the Temple-Inland aircraft (subject to imputation of income under IRS regulations) and umbrella insurance, all on terms substantially no less favorable than in effect prior to the effective date of the agreement. The performance-based annual cash bonus program is entirely within the discretion of the Compensation Committee, except that it shall be substantially no less favorable than the bonus program in effect prior to the effective date of the agreement. Occasionally we sign a letter agreement with a new executive upon hiring, but generally they do not cover more than the first year’s pay and bonus.

Do we offer any severance benefits for executives whose employment terminates?

No. We do not have a plan or policy to provide severance benefits to executives whose employment terminates. Generally speaking, severance is a matter that is individually negotiated with the executive and the amount depends on the circumstances of his or her departure. The CEO is the only executive who has an employment agreement with pre-established severance benefits, other than the change in control agreements discussed below. In return for the post-employment benefits, the CEO agreed not to compete with our company for two years after his departure.

Do we have a policy on “clawback” of compensation?

If an executive leaves under circumstances that call into question whether any compensation amounts paid to him or her were validly earned, we would pursue any legal rights we deemed appropriate under the circumstances.

Do we offer Change In Control Agreements?

Yes. All of the named executive officers hold change in control agreements. During a potential change in control, we do not want executives leaving to pursue other employment out of concern for the security of their jobs. As a retention incentive, we offer change in control agreements that provide severance benefits to executives whose employment terminates as a result of a change in control. These agreements contain a double “trigger,” meaning that additional severance is payable only if an executive’s employment is terminated within two years following a change in control event. Termination of employment is deemed to occur if the executive terminates employment for a “good reason” such as a substantial reduction in the executive’s base salary or failure to provide benefits substantially similar to the material benefits enjoyed by the executive immediately prior to the change in control. We evaluated these agreements and found them to be competitive in their terms compared to our paper industry peers. Vesting of long-term incentive compensation is accelerated when there is a change in control event in some cases with and in some cases without termination of the executive depending on the nature of the event. In some cases, the event itself triggers the vesting to allow executives to exercise and vote their shares. In our opinion, these agreements are necessary to ensure attraction and retention of executives in our industry, which is experiencing a great deal of consolidation. In 2008, our Compensation Committee made minor modifications to our legacy change in control agreements for all of our executives, including our NEOs, to comply with Code Section 409A. The legacy agreements do contain gross up provisions. If an executive loses his or her job following a change in control event that meets certain IRS criteria, the executive must pay an additional 20% excise tax simply for collecting the pay that is due. The gross up makes the executive whole by paying the 20% tax amount. It does not pay the executive’s normal income taxes. In 2008, our Compensation Committee adopted a new form of change in control agreement effective November 7, 2008 for any new hire that does not include a gross up provision.

What are our governance practices regarding compensation?

Our governance practices divide responsibility for compensation oversight into three levels:

Stockholders:	Stockholders approve all stock incentive plans. We do not have any stock plans that are not stockholder-approved.
Board and Compensation Committee:	The Compensation Committee composed entirely of independent, outside directors establishes and administers compensation programs and philosophies. The Compensation Committee ensures that stockholder-approved plans are administered in accordance with good governance practices and stockholder intent. The Compensation Committee is responsible for approval of salaries, bonuses and long-term incentive compensation paid to executive officers, bonus pools for non-executive employees, retirement formulas for executive officers, deferred compensation plans, and employment and change in control agreements. The full board reviews tally sheets for the CEO, evaluates CEO performance, approves succession plans, and acts on recommendations of the Compensation Committee.
Management:	Management approves health and welfare programs for all employees, divides bonus pool amounts approved by the Compensation Committee into individual employee bonuses, approves any retirement plan changes and formulas other than those for executive officers, and administers all employee benefit and incentive plans on a day-to-day basis. Within management, the CEO and Vice President & Corporate Secretary serve as liaisons with the Compensation Committee.

What are the roles of executive officers in determining compensation?

Our Compensation Committee establishes and administers compensation programs and philosophies. Our Vice President & Corporate Secretary and CEO work closely with the Compensation Committee and recommend executive compensation amounts, except that the CEO does not participate in discussions regarding his own compensation. These executives consult with the other executive officers about compensation amounts for executives and other employees who report to them. The Compensation Committee has final approval of all compensation amounts or formulas applicable to benefit plans in which executive officers participate.

The Compensation Committee establishes and approves bonus programs for non-executive employees and approves the aggregate amount of bonus pools for each business segment. Each executive officer recommends individual bonus amounts for employees under his or her direction, and the executive officer in charge of the applicable business segment approves the individual amounts.

The Compensation Committee approves all stock award recipients and the amount of each award. No executive is involved in setting the exercise price of the awards.

The Compensation Committee has delegated to the CEO the responsibility for approving health and welfare programs for all employees. Executive officers participate in the same health and welfare programs as other salaried employees. Our benefit programs require executives who earn more to pay more for their benefits.

The Compensation Committee has also delegated to certain of our executive officers the responsibility to maintain the tax qualification status of the retirement and 401(k) plans, to approve retirement and 401(k) plan provisions and formulas applicable to employees who are not executive officers, and to oversee the administration of all of the plans.

In addition, an investment committee, whose members are executive officers, oversees the investment of retirement plan assets and 401(k) plan fund choices. The investment committee reports annually to the board.

What are our stock option governance practices?

Our policy for setting the timing of stock option grants does not allow executives to have any role in choosing the price of their options or other stock awards. We do not “back date,” “spring load” or reprice options or other stock awards. Our general practice is to make annual grants each year at the February board meeting. The Compensation Committee approves awards, including the specific number of shares granted to specific individuals, which are ratified by the full board and valued at the closing price of our common stock on the NYSE on the grant date. On occasion, newly hired high-level employees may be granted awards by the Compensation Committee in connection with the start of their employment other than at the February board meeting. Any such grants are ratified by the full board and are priced at the closing price of our common stock on the NYSE on the date of the board meeting at which the award is approved. We do not have any program, plan or practice to time option grants or other stock awards in coordination with the release of material non-public information nor do we time the release of material non-public information for the purpose of affecting the value of executive compensation.

How is the CEO’s performance evaluated? Who determines CEO pay?

The independent members of the board complete an evaluation of the CEO each year, which is compiled confidentially by Hewitt and provided to the Compensation Committee. Factors evaluated include ROI, profitable growing, lowering costs and other financial and non-financial performance measures and objectives, including leadership, ethics, strategic planning, financial results, succession planning, human resources/EEO, communications, external relations, and board relations.

The Compensation Committee and independent board members determine CEO pay with assistance from Hewitt. The Compensation Committee discusses CEO pay in executive session and reports its recommendations to the independent members of the board. The independent members of the board approve all actions related to the CEO’s compensation.

Does the Compensation Committee use a compensation consultant?

Yes. The Compensation Committee currently uses Hewitt as its compensation consultant. Hewitt provides annual market and other specific information on executive pay and also attends Compensation Committee meetings on request of the committee. The Compensation Committee periodically meets in executive session with Hewitt. Hewitt also serves as consultant to the Nominating and Governance Committee on director compensation.

The Compensation Committee annually assesses the independence of its consultant. With the Compensation Committee’s approval, management retains Hewitt to prepare the change in control calculations for disclosure in the proxy statement and to model the number of shares to be requested for new stock plans. From time to time with the Compensation Committee’s approval, Hewitt occasionally performs other limited assignments for human resources regarding non-executive employees on a non-exclusive basis along with other compensation consultants. In 2008, Hewitt did not perform any human resources assignments.

Do we use tally sheets?

Yes. Tally sheets for each of the named executive officers are reviewed by the Compensation Committee for compensation each year. These tally sheets list the executive’s salary, proposed bonus and stock awards, and the 401(k) matching contribution, retirement, health and welfare benefits. In addition, the Compensation Committee reviews a wealth accumulation chart for the CEO.

What is our policy on Internal Revenue Code Section 162(m)?

Our policy is to obtain the maximum possible tax deduction for compensation paid to executive officers, but we may forego all or some portion of a deduction to conform to our compensation goals and objectives. Except for amounts that are not material, all compensation paid in 2008 should qualify for a deduction under Section 162(m) of the Internal Revenue Code.

What is the accounting and tax treatment of each form of compensation?

For accounting purposes, salaries, bonuses, the fair value of stock-based compensation and other benefits are charged to expense as earned. For tax purposes, salaries, bonuses and other benefits are taken as a tax deduction when paid to the executive or contributed to a tax-qualified retirement plan subject to the Section 162(m) limitation described above. For tax purposes, stock-based compensation awards are generally taken as a tax deduction when the award is vested or exercised by the executive.

Summary Compensation

The following table summarizes all compensation earned in 2006, 2007 and 2008 by our CEO, our Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at year-end 2008.

						Change in
						Pension
						Value
						and
					Non-Equity	Nonqualified
					Incentive	Deferred	All
			Stock	Option	Plan	Compensation	Other	Total
	Year	Salary	Awards(2)	Awards(3)	Compensation	Earnings (4)	Compensation(5)	($)
Name and Principal Position (a)	(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(h)	(i)

Simons, Doyle R.(1)	2008	$774,538	$(626,982)	$395,440	$487,500	$856,803	$18,118	$1,905,417
Chairman and CEO	2007	$425,000	$1,036,805	$312,980	$900,000	$575,229	$13,634	$3,263,648
	2006	$416,346	$987,755	$237,997	$1,200,000	$106,159	$9,900	$2,958,157
Maley III, J. Patrick(1)	2008	$621,926	$(610,140)	$374,420	$700,000	$451,917	$26,576	$1,564,699
President and Chief	2007	$425,000	$1,009,835	$336,714	$1,250,000	$575,899	$41,429	$3,638,877
Operating Officer	2006	$422,115	$1,166,024	$279,102	$1,000,000	$129,231	$5,350	$3,001,822
Levy, Randall D.	2008	$425,000	$(258,250)	$351,517	$212,500	$842,854	$15,500	$1,589,121
Chief Financial Officer	2007	$425,000	$537,022	$427,033	$600,000	$706,284	$10,125	$2,705,464
	2006	$422,115	$873,020	$443,853	$850,000	$410,695	$9,300	$3,008,983
Sweeny, Jack C.	2008	$400,000	$(259,325)	$350,478	$225,000	$1,985,375	$18,200	$2,719,728
Group Vice President	2007	$400,000	$543,478	$413,358	$400,000	$1,577,007	$49,916	$3,383,759
	2006	$397,115	$815,822	$416,863	$1,470,000	$682,741	$21,186	$3,803,727
Norton, Larry C.(6)	2008	$372,115	$43,995	$37,234	$375,000	$67,640	$11,000	$906,984
Group Vice President

(1)	Until December 28, 2007, Mr. Simons and Mr. Maley served as Executive Vice President and Executive Vice President-Paper, respectively. Upon his promotion to Chairman and CEO on December 28, 2007, Mr. Simons received an increase in salary to $780,000. Upon his promotion to President and COO on December 28, 2007, Mr. Maley received an increase in salary to $625,000.

(2)	Represents awards that are payable in cash. The Temple-Inland awards that were issued prior to 2008 were adjusted at the time of spin-off into three separate awards for Temple-Inland awards, Guaranty awards and Forestar awards. The fair value of these cash settled stock awards is based on the closing market price of Temple-Inland, Guaranty and Forestar common stock at year end. The numbers shown for year 2008 represent expense recognized for 2008 awards plus reversal of expense recognized on awards issued prior to

2008 due to stock price declines during the year. The table above assumes maximum pay-out of restricted stock units.

(3)	The fair value of stock options was determined in accordance with FAS 123(R). Fair value of the option awards was determined using the Black-Scholes-Merton option pricing model. The following table lists the weighted average per share fair values by grant date.

	Estimated		Expected
	Fair	Expected	Stock	Risk-Free	Expected
	Value Per Share of	Dividend	Price	Interest	Life of
Grant Date	Options Granted	Yield	Volatility	Rate	Option

2/4/2005	$11.13	2.30%	28.20%	4.10%	8
2/3/2006	$11.53	2.40%	25.10%	4.40%	6
2/3/2007	$12.47	2.30%	22.80%	4.90%	6
2/1/2008	$2.02	2.10%	28.20%	3.30%	8

(4)	Represents the change in the actuarial present value of accumulated benefits from December 30, 2007 to December 31, 2008. There were no above-market or preferential earnings on deferred compensation.

(5)	All Other Compensation for 2008 includes a $10,350 company match for each officer under a broad-based employee 401(k) plan and the following charitable contribution matching gifts made by Temple-Inland Foundation under a broad-based program: Mr. Simons, $5,400; Mr. Levy, $4,500 and Mr. Sweeny, $3,550. Also includes perquisites for 2008 as shown below:

	Personal		Umbrella
	Use of		Liability
	Aircraft(a)	Club Dues(b)	Insurance	Other(c)

Simons	—	$1,718	$650	—
Maley	$13,471	—	$650	$2,105
Levy	—	—	$650	—
Sweeny	—	$3,650	$650	—
Norton	—	—	$650	—

(a)	Incremental cost of personal use of aircraft includes fuel costs, engine maintenance expenses, crew expenses, ground fees, and other miscellaneous expenses such as meals.

(b)	Mr. Simons holds a membership to a dinner club for use in hosting company functions. Mr. Sweeny’s amount is for country club dues.

(c)	Personal use of company facility.

(6)	Mr. Norton was not a named executive officer in 2006 and 2007.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based compensation awards made during 2008 to the named executive officers:

2008 GRANTS OF PLAN-BASED AWARDS

									All Other
									Stock	All Other		Grant
									Awards:	Option	Exercise	Date Fair
			Estimated Future Payouts						Number of	Awards(3):	or Base	Value of
			Under			Estimated Future Payouts Under Equity Incentive			Shares of	Number of	Price of	Stock and
			Non-Equity Incentive Plan Awards(1)			Plan Awards(2)			Stock or	Securities	Option	Option
		Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying	Awards	Awards
Name	Grant Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	Options	($/sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

Simons	2/1/2008	2/1/2008	487,500	975,000	2,437,500		73,471			265,306	$19.50	$2,944,929
Maley	2/1/2008	2/1/2008	390,625	781,250	1,953,125		58,777			212,245	$19.50	$2,355,948
Levy	2/1/2008	2/1/2008	212,500	425,000	1,062,500		36,506			116,135	$19.50	$1,373,837
Sweeny	2/1/2008	2/1/2008	200,000	400,000	1,000,000		36,506			116,135	$19.50	$1,373,837
Norton	2/1/2008	2/1/2008	187,500	375,000	937,500		30,061			92,469	$19.50	$1,113,263

(1)	Threshold is 50% of target bonus payable if ROI is 4.5%. Target bonus is 125% of salary for CEO and COO for ROI of 9%, 100% of salary for all others. Maximum is 200% of target for ROI of 14%. Up to an additional 100% of target may be paid for achievement of growth and value objectives pre-approved by the Compensation Committee; however, a maximum payout for both the ROI component and the growth/value component may not exceed 250% of target.

(2)	The RSUs are contingent upon meeting ROI of at least one percent annualized during the 3-year period. ROI means operating income (as currently shown on the Company’s income statement, or the reported equivalent in the event of any change in reporting), excluding significant unusual items (currently reported as other operating income (expense) not allocated to segments, or the reported equivalent in the event of any change in reporting) divided by beginning of year investment defined as the Company’s total assets (or the reported equivalent in the event of any change in reporting), less certain assets (assets held for sale, municipal bonds related to capital leases included in other assets and acquisitions/divestitures) and certain liabilities (current liabilities, excluding current portion of long-term debt).

(3)	Options granted February 1, 2008 to purchase our common stock. Withholding taxes may be paid with exercised shares. No general or freestanding stock appreciation rights (SARs) were granted. All grants to the named executive officers under the Incentive Plan include a provision for acceleration of vesting in certain change of control situations. All options awarded to the executives become exercisable in 25% increments on February 1 in years 2009, 2010, 2011 and 2012, and have a ten-year term expiring February 1, 2018.

OUTSTANDING EQUITY AWARDS AT YEAR-END 2008

The following table summarizes stock-based compensation awards outstanding at year-end 2008 for the named executive officers.

									Equity
									Incentive
								Equity	Plans:
								Incentive	Market or
								Plans:	Payout
								Number of	Value of
								Unearned	Unearned
								Shares,	Shares,
						Number of	Market Value	Units or	Units or
		Number of	Number of			Shares or	of Shares	Other	Other
		Securities	Securities			Units of	or Units	Rights	Rights
		Underlying	Underlying	Option		Stock that	of Stock	that	that
		Unexercised	Unexercised	Exercise	Option	Have not	that	Have not	Have not
	Grant	Options	Options	Price	Expiration	Vested	Have not	Vested	Vested	Vesting
Name	Date	Exercisable (#)	Unexercisable (#)	($)	Date	($)(1)	Vested ($)(1)	($)(1)	($)(1)	Date

Simons	02/05/99	6,000		$11.73	02/05/09					Vested
	02/04/00	10,000		$10.55	02/04/10					Vested
	02/02/01	20,000		$9.37	02/02/11					Vested
	02/01/02	20,000		$10.56	02/01/12					Vested
	02/07/03	20,000		$6.92	02/07/13					Vested
	02/06/04	16,000		$11.96	02/06/14					Vested
	02/04/05	24,000		$16.14	02/04/15					Vested
	02/04/05		8,000	$16.14	02/04/15					02/04/09
	02/03/06	16,400		$21.55	02/03/16					Vested
	02/03/06		8,200	$21.55	02/03/16					02/03/09
	02/03/06		8,200	$21.55	02/03/16					02/03/10
	02/02/07	8,200		$24.34	02/02/17					Vested
	02/02/07		8,200	$24.34	02/02/17					02/02/09
	02/02/07		8,200	$24.34	02/02/17					02/02/10
	02/02/07		8,200	$24.34	02/02/17					02/02/11
	02/01/08		66,326	$19.50	02/01/18					02/01/09
	02/01/08		66,327	$19.50	02/01/18					02/01/10
	02/01/08		66,326	$19.50	02/01/18					02/01/11
	02/01/08		66,327	$19.50	02/01/18					02/01/12
	02/07/03					4,000	$19,000			02/07/09
	08/09/07							32,200	$152,950	02/03/09
	08/09/07							35,000	$166,250	02/02/10
	08/09/07							50,000	$237,500	05/04/10
	02/01/08							73,471	$348,987	02/01/11

Total		140,600	314,306			4,000	$19,000	190,671	$905,687

									Equity
									Incentive
								Equity	Plans:
								Incentive	Market or
								Plans:	Payout
								Number of	Value of
								Unearned	Unearned
								Shares,	Shares,
						Number of	Market Value	Units or	Units or
		Number of	Number of			Shares or	of Shares	Other	Other
		Securities	Securities			Units of	or Units	Rights	Rights
		Underlying	Underlying	Option		Stock that	of Stock	that	that
		Unexercised	Unexercised	Exercise	Option	Have not	that	Have not	Have not
	Grant	Options	Options	Price	Expiration	Vested	Have not	Vested	Vested	Vesting
Name	Date	Exercisable (#)	Unexercisable (#)	($)	Date	($)(1)	Vested ($)(1)	($)(1)	($)(1)	Date

Maley	05/07/03	30,000		$7.56	05/07/13					Vested
	02/06/04	18,000		$11.96	02/06/14					Vested
	02/04/05	24,000		$16.14	02/04/15					Vested
	02/04/05		8,000	$16.14	02/04/15					02/04/09
	02/03/06	16,400		$21.55	02/03/16					Vested
	02/03/06		8,200	$21.55	02/03/16					02/03/09
	02/03/06		8,200	$21.55	02/03/16					02/03/10
	02/02/07	8,200		$24.34	02/02/17					Vested
	02/02/07		8,200	$24.34	02/02/17					02/02/09
	02/02/07		8,200	$24.34	02/02/17					02/02/10
	02/02/07		8,200	$24.34	02/02/17					02/02/11
	02/01/08		53,061	$19.50	02/01/18					02/01/09
	02/01/08		53,061	$19.50	02/01/18					02/01/10
	02/01/08		53,061	$19.50	02/01/18					02/01/11
	02/01/08		53,062	$19.50	02/01/18					02/01/12
	05/07/03					10,000	$47,500			05/07/09
	08/09/07							32,200	$152,950	02/03/09
	08/09/07							35,000	$166,250	02/02/10
	08/09/07							40,000	$190,000	05/04/10
	02/01/08							58,777	$279,191	02/01/11

Total		96,600	261,245			10,000	$47,500	165,977	$788,391

									Equity
									Incentive
								Equity	Plans:
								Incentive	Market or
								Plans:	Payout
								Number of	Value of
								Unearned	Unearned
								Shares,	Shares,
						Number of	Market Value	Units or	Units or
		Number of	Number of			Shares or	of Shares	Other	Other
		Securities	Securities			Units of	or Units	Rights	Rights
		Underlying	Underlying	Option		Stock that	of Stock	that	that
		Unexercised	Unexercised	Exercise	Option	Have not	that	Have not	Have not
	Grant	Options	Options	Price	Expiration	Vested	Have not	Vested	Vested	Vesting
Name	Date	Exercisable (#)	Unexercisable (#)	($)	Date	($)(1)	Vested ($)(1)	($)(1)	($)(1)	Date

Levy	02/05/99	10,000		$11.73	02/08/09					Vested
	02/04/00	36,000		$10.55	02/04/10					Vested
	02/02/01	30,000		$9.37	02/02/11					Vested
	02/01/02	40,000		$10.56	02/01/12					Vested
	02/07/03	30,000		$6.92	02/07/13					Vested
	02/06/04	24,000		$11.96	02/06/14					Vested
	02/04/05	18,000		$16.14	02/04/15					Vested
	02/04/05		6,000	$16.14	02/04/15					02/04/09
	02/03/06	12,300		$21.55	02/03/16					Vested
	02/03/06		6,150	$21.55	02/03/16					02/03/09
	02/03/06		6,150	$21.55	02/03/16					02/03/10
	02/02/07	6,150		$24.34	02/02/14					Vested
	02/02/07		6,150	$24.34	02/02/14					02/02/09
	02/02/07		6,150	$24.34	02/02/14					02/02/10
	02/02/07		6,150	$24.34	02/02/14					02/02/11
	02/01/08		29,033	$19.50	02/01/18					02/01/09
	02/01/08		29,034	$19.50	02/01/18					02/01/10
	02/01/08		29,034	$19.50	02/01/18					02/01/11
	02/01/08		29,034	$19.50	02/01/18					02/01/12
	02/07/03					6,355	$30,186			02/07/09
	08/09/07							23,000	$109,250	02/03/09
	08/09/07							24,500	$116,375	02/02/10
	02/01/08							36,506	$173,404	02/01/11

Total		206,450	152,885			6,355	$30,186	84,006	$399,029

									Equity
									Incentive
								Equity	Plans:
								Incentive	Market or
								Plans:	Payout
								Number of	Value of
								Unearned	Unearned
								Shares,	Shares,
						Number of	Market Value	Units or	Units or
		Number of	Number of			Shares or	of Shares	Other	Other
		Securities	Securities			Units of	or Units	Rights	Rights
		Underlying	Underlying	Option		Stock that	of Stock	that	that
		Unexercised	Unexercised	Exercise	Option	Have not	that	Have not	Have not
	Grant	Options	Options	Price	Expiration	Vested	Have not	Vested	Vested	Vesting
Name	Date	Exercisable (#)	Unexercisable (#)	($)	Date	($)(1)	Vested ($)(1)	($)(1)	($)(1)	Date

Sweeny	02/02/01	30,000		$9.37	02/02/11					Vested
	02/01/02	40,000		$10.56	02/01/12					Vested
	02/07/03	20,000		$6.92	02/07/13					Vested
	02/06/04	18,000		$11.96	02/06/14					Vested
	02/04/05	18,000		$16.14	02/04/15					Vested
	02/04/05		6,000	$16.14	02/04/15					02/04/09
	02/03/06	12,300		$21.55	02/03/16					Vested
	02/03/06		6,150	$21.55	02/03/16					02/03/09
	02/03/06		6,150	$21.55	02/03/16					02/03/10
	02/02/07	6,150		$24.34	02/02/17					Vested
	02/02/07		6,150	$24.34	02/02/17					02/02/09
	02/02/07		6,150	$24.34	02/02/17					02/02/10
	02/02/07		6,150	$24.34	02/02/17					02/02/11
	02/01/08		29,033	$19.50	02/01/18					02/01/09
	02/01/08		29,034	$19.50	02/01/18					02/01/10
	02/01/08		29,034	$19.50	02/01/18					02/01/11
	02/01/08		29,034	$19.50	02/01/18					02/01/12
	02/07/03					7,000	$33,250			02/07/09
	08/09/07							23,000	$109,250	02/03/09
	08/09/07							24,500	$116,375	02/03/10
	02/01/08							36,506	$173,404	02/01/11

Total		144,450	152,885			7,000	$33,250	84,006	$399,029

Norton	02/01/08		23,117	$19.50	02/01/18					02/01/09
	02/01/08		23,117	$19.50	02/01/18					02/01/10
	02/01/08		23,117	$19.50	02/01/18					02/01/11
	02/01/08		23,118	$19.50	02/01/18					02/01/12
	08/09/07							35,000	$166,250	05/04/10
	02/01/08							30,061	$142,790	02/01/11
Total		—	92,469					65,061	$309,040

(1)	Value based on the closing market price of our common stock on January 2, 2009 of $4.75. Restricted stock and RSUs vest three years after the date of grant. RSUs awarded in 2007 and 2008 vest only if 1% minimum ROI criteria are met. Market value shown assumes all performance criteria are met and the maximum value is paid.

(2)	The Temple-Inland awards were adjusted at the time of the spin-off into three separate awards for Temple-Inland shares, Guaranty shares, and Forestar shares. As shares vest that are payable in stock, each entity will issue the shares to the employees of all three companies. As shares vest that are payable in cash, each employer pays the cash amount owed to its own employees. The named officers have the following Guaranty and Forestar awards attributable to the spin-off adjustments. The value is based on the price of Guaranty’s and Forestar’s closing market prices on January 2, 2009, which were $2.50 and $8.85, respectively.

Guaranty Financial Group Inc.

									Equity
									Incentive
								Equity	Plans:
								Incentive	Market or
								Plans:	Payout
								Number of	Value of
								Unearned	Unearned
						Number of	Market	Shares,	Shares,
						Shares or	Value of	Units or	Units or
		Number of	Number of			Units of	Shares or	Other	Other
		Securities	Securities			Stock	Units of	Rights	Rights
		Underlying	Underlying			that	Stock	that	that
		Unexercised	Unexercised	Option		Have	that	Have	Have
Guaranty		Options	Options	Exercise	Option	not	Have	not	not
Securities		Exercisable	Unexercisable	Price	Expiration	Vested	not	Vested	Vested	Vesting
Held By:	Grant Date	(#)	(#)	($)	Date	($)(2)	Vested ($)(2)	($)(2)	($)(2)	Date

Simons	12/28/07	2,000		$9.45	02/05/09					Vested
	12/28/07	3,333		$8.50	02/04/10					Vested
	12/28/07	6,666		$7.55	02/02/11					Vested
	12/28/07	6,666		$8.51	02/01/12					Vested
	12/28/07	6,666		$5.57	02/07/13					Vested
	12/28/07	5,333		$9.64	02/06/14					Vested
	12/28/07	8,000		$13.00	02/04/15					Vested
	12/28/07		2,666	$13.00	02/04/15					02/04/09
	12/28/07	5,466		$17.36	02/03/16					Vested
	12/28/07		2,734	$17.36	02/03/16					02/03/09
	12/28/07		2,733	$17.36	02/03/16					02/03/10
	12/28/07	2,733		$19.61	02/02/17					Vested
	12/28/07		2,733	$19.61	02/02/17					02/02/09
	12/28/07		2,734	$19.61	02/02/17					02/02/10
	12/28/07		2,733	$19.61	02/02/17					02/02/11
	12/28/07							1,333	$3,333	02/07/09
	12/28/07							10,733	$26,833	02/03/09
	12/28/07							11,666	$29,165	02/02/10
	12/28/07							16,666	$41,665	05/04/10

Total		46,863	16,333					40,398	$100,995

Maley	12/28/07	10,000		$6.09	05/07/13					Vested
	12/28/07	6,000		$9.64	02/06/14					Vested
	12/28/07	8,000		$13.00	02/04/15					Vested
	12/28/07		2,666	$13.00	02/04/15					02/04/09
	12/28/07	5,466		$17.36	02/03/16					Vested
	12/28/07		2,734	$17.36	02/03/16					02/03/09
	12/28/07		2,733	$17.36	02/03/16					02/03/10
	12/28/07	2,733		$19.61	02/02/17					Vested
	12/28/07		2,733	$19.61	02/02/17					02/02/09
	12/28/07		2,734	$19.61	02/02/17					02/02/10
	12/28/07		2,733	$19.61	02/02/17					02/02/11
	12/28/07							3,333	$8,333	05/07/09
	12/28/07							10,733	$26,833	02/03/09
	12/28/07							11,666	$29,165	02/02/10
	12/28/07							13,333	$33,333	05/04/10

Total		32,199	16,333					39,065	$97,663

									Equity
									Incentive
								Equity	Plans:
								Incentive	Market or
								Plans:	Payout
								Number of	Value of
								Unearned	Unearned
						Number of	Market	Shares,	Shares,
						Shares or	Value of	Units or	Units or
		Number of	Number of			Units of	Shares or	Other	Other
		Securities	Securities			Stock	Units of	Rights	Rights
		Underlying	Underlying			that	Stock	that	that
		Unexercised	Unexercised	Option		Have	that	Have	Have
Guaranty		Options	Options	Exercise	Option	not	Have	not	not
Securities		Exercisable	Unexercisable	Price	Expiration	Vested	not	Vested	Vested	Vesting
Held By:	Grant Date	(#)	(#)	($)	Date	($)(2)	Vested ($)(2)	($)(2)	($)(2)	Date

Levy	12/28/07	3,333		$9.45	02/08/09					Vested
	12/28/07	12,000		$8.50	02/04/10					Vested
	12/28/07	10,000		$7.55	02/02/11					Vested
	12/28/07	13,333		$8.51	02/01/12					Vested
	12/28/07	10,000		$5.57	02/07/13					Vested
	12/28/07	8,000		$9.64	02/06/14					Vested
	12/28/07	6,000		$13.00	02/04/15					Vested
	12/28/07		2,000	$13.00	02/04/15					02/04/09
	12/28/07	4,100		$17.36	02/03/16					Vested
	12/28/07		2,050	$17.36	02/03/16					02/03/09
	12/28/07		2,050	$17.36	02/03/16					02/03/10
	12/28/07	2,050		$19.61	02/02/14					Vested
	12/28/07		2,050	$19.61	02/02/14					02/02/09
	12/28/07		2,050	$19.61	02/02/14					02/02/10
	12/28/07		2,050	$19.61	02/02/14					02/02/11
	12/28/07							2,188	$8,333	02/07/09
	12/28/07							7,666	$19,165	02/03/09
	12/28/07							8,166	$20,415	02/02/10

Total		68,816	12,250					18,020	$45,050

Sweeny	12/28/07	10,000		$7.55	02/02/11					Vested
	12/28/07	13,333		$8.51	02/01/12					Vested
	12/28/07	6,666		$5.57	02/07/13					Vested
	12/28/07	6,000		$9.64	02/06/14					Vested
	12/28/07	6,000		$13.00	02/04/15					Vested
	12/28/07		2,000	$13.00	02/04/15					02/04/09
	12/28/07	4,100		$17.36	02/03/16					Vested
	12/28/07		2,050	$17.36	02/03/16					02/03/09
	12/28/07		2,050	$17.36	02/03/16					02/03/10
	12/28/07	2,050		$19.61	02/03/16					Vested
	12/28/07		2,050	$19.61	02/02/17					02/02/09
	12/28/07		2,050	$19.61	02/02/17					02/02/10
	12/28/07		2,050	$19.61	02/02/17					02/02/11
	12/28/07							2,333	$5,833	02/07/09
	12/28/07							7,666	$19,165	02/03/09
	12/28/07							8,166	$20,415	02/03/10

Total		48,149	12,250					18,165	$45,413

Norton	12/28/07							11,666	$29,165	02/02/10

Total		—						11,666	$29,165

Forestar Group Inc. (formerly known as Forestar Real Estate Group Inc.)

									Equity
								Equity	Incentive
								Incentive	Plans:
								Plans:	Market or
								Number of	Payout
								Unearned	Value of
							Market	Shares,	Unearned
						Number of	Value of	Units or	Shares,
		Number of	Number of			Shares or	Shares or	Other	Units or
		Securities	Securities			Units of	Units of	Rights	Other
		Underlying	Underlying			Stock	Stock	that	Rights
		Unexercised	Unexercised	Option		that	that	Have	that
Forestar		Options	Options	Exercise	Option	Have not	Have not	not	Have
Securities		Exercisable	Unexercisable	Price	Expiration	Vested (2)	Vested(2)	Vested (2)	not	Vesting
Held By:	Grant Date	(#)	(#)	($)	Date	($)	($)	($)	Vested (2) ($)	Date

Simons	12/28/07	2,000		$14.73	02/05/09					Vested
	12/28/07	3,333		$13.24	02/04/10					Vested
	12/28/07	6,666		$11.76	02/02/11					Vested
	12/28/07	6,666		$13.26	02/01/12					Vested
	12/28/07	6,666		$8.68	02/07/13					Vested
	12/28/07	5,333		$15.02	02/06/14					Vested
	12/28/07	8,000		$20.26	02/04/15					Vested
	12/28/07		2,666	$20.26	02/04/15					02/04/09
	12/28/07	5,466		$27.06	02/03/16					Vested
	12/28/07		2,734	$27.06	02/03/16					02/03/09
	12/28/07		2,733	$27.06	02/03/16					02/03/10
	12/28/07	2,733		$30.56	02/02/17					Vested
	12/28/07		2,733	$30.56	02/02/17					02/02/09
	12/28/07		2,734	$30.56	02/02/17					02/02/10
	12/28/07		2,733	$30.56	02/02/17					02/02/11
	12/28/07							1,333	$11,797	02/07/09
	12/28/07							10,733	$94,987	02/03/09
	12/28/07							11,666	$103,244	02/02/10
	12/28/07							16,666	$147,494	05/04/10

Total		46,863	16,333					40,398	$357,522

Maley	12/28/07	10,000		$9.49	05/07/13					Vested
	12/28/07	6,000		$15.02	02/06/14					Vested
	12/28/07	8,000		$20.26	02/04/15					Vested
	12/28/07		2,666	$20.26	02/04/15					02/04/09
	12/28/07	5,466		$27.06	02/03/16					Vested
	12/28/07		2,734	$27.06	02/03/16					02/03/09
	12/28/07		2,733	$27.06	02/03/16					02/03/10
	12/28/07	2,733		$30.56	02/02/17					Vested
	12/28/07		2,733	$30.56	02/02/17					02/02/09
	12/28/07		2,734	$30.56	02/02/17					02/02/10
	12/28/07		2,733	$30.56	02/02/17					02/02/11
	12/28/07							3,333	$29,497	05/07/09
	12/28/07							10,733	$94,987	02/03/09
	12/28/07							11,666	$103,244	02/02/10
	12/28/07							13,333	$117,997	05/04/10

Total		32,199	16,333					39,065	$345,725

									Equity
								Equity	Incentive
								Incentive	Plans:
								Plans:	Market or
								Number of	Payout
								Unearned	Value of
							Market	Shares,	Unearned
						Number of	Value of	Units or	Shares,
		Number of	Number of			Shares or	Shares or	Other	Units or
		Securities	Securities			Units of	Units of	Rights	Other
		Underlying	Underlying			Stock	Stock	that	Rights
		Unexercised	Unexercised	Option		that	that	Have	that
Forestar		Options	Options	Exercise	Option	Have not	Have not	not	Have
Securities		Exercisable	Unexercisable	Price	Expiration	Vested (2)	Vested(2)	Vested (2)	not	Vesting
Held By:	Grant Date	(#)	(#)	($)	Date	($)	($)	($)	Vested (2) ($)	Date

Levy	12/28/07	3,333		$14.73	02/05/09					Vested
	12/28/07	12,000		$13.24	02/04/10					Vested
	12/28/07	10,000		$11.76	02/02/11					Vested
	12/28/07	13,333		$13.26	02/01/12					Vested
	12/28/07	10,000		$8.68	02/07/13					Vested
	12/28/07	8,000		$15.02	02/06/14					Vested
	12/28/07	6,000		$20.26	02/04/15					Vested
	12/28/07		2,000	$20.26	02/04/15					02/04/09
	12/28/07	4,100		$27.06	02/03/16					Vested
	12/28/07		2,050	$27.06	02/03/16					02/04/09
	12/28/07		2,050	$27.06	02/03/16					02/03/10
	12/28/07	2,050		$30.56	02/02/17					Vested
	12/28/07		2,050	$30.56	02/02/17					02/02/09
	12/28/07		2,050	$30.56	02/02/17					02/02/11
	12/28/07		2,050	$30.56	02/02/17					02/02/11
	12/28/07							3,333	$29,497	02/07/09
	12/28/07							7,666	$67,844	02/03/09
	12/28/07							8,166	$72,269	02/02/10

Total		68,816	12,250					17,950	$158,858

Sweeny	12/28/07	10,000		$11.76	02/02/11					Vested
	12/28/07	13,333		$13.26	02/01/12					Vested
	12/28/07	6,666		$8.68	02/07/13					Vested
	12/28/07	6,000		$15.02	02/06/14					Vested
	12/28/07	6,000		$20.26	02/04/15					Vested
	12/28/07		2,000	$20.26	02/04/15					02/04/09
	12/28/07	4,100		$27.06	02/03/16					Vested
	12/28/07		2,050	$27.06	02/03/16					02/03/09
	12/28/07		2,050	$27.06	02/03/16					02/03/10
	12/28/07	2,050		$30.56	02/02/17					02/02/09
	12/28/07		2,050	$30.56	02/02/17					02/02/10
	12/28/07		2,050	$30.56	02/02/17					02/02/11
	12/28/07		2,050	$30.56	02/02/17
	12/28/07							2,333		02/07/09
	12/28/07							7,666	$67,844	02/03/09
	12/28/07							8,166	$72,269	02/02/10
Total		48,149	12,250			0	$0	18,165	$140,113
Norton	12/28/07							11,666	$103,244	02/02/10

Total		0	0			0	$0	11,666	$103,244

OPTION EXERCISES AND STOCK VESTED FISCAL YEAR-END 2008

The following table summarizes stock-based compensation awards exercised and RSUs and PSUs vesting during 2008.

	Option Awards		Stock Awards
	Shares	Value	Shares	Value
	Acquired on	Realized Upon	Acquired on	Realized Upon
Name of	Exercise	Exercise	Vesting	Vesting(1)
Executive Officer	(#)	($)	(#)	($)

Doyle R. Simons	6,000	$43,920	15,000	$450,980
J. Patrick Maley III	—	$0	14,000	$431,480
Randall D. Levy	—	$0	16,645	$386,711
Jack C. Sweeny	—	$0	13,000	$366,700
Larry C. Norton	—	$0	—	$0

(1)	Stock Awards Value Realized includes RSUs that were settled in cash for which no shares were transferred. The value of these RSUs was based on the number of units set forth below:

Simons	14,000
Maley	14,000
Levy	10,000
Sweeny	10,000
Norton	0

Pension Benefits

The following table summarizes the actuarial present value of the accumulated benefits under our qualified and SERP plans at year-end 2008 for the named executive officers:

2008 PENSION BENEFITS

		Number of
		Years of	Present Value	Payments
		Credited	of Accumulated	During Last
Name	Plan Name(1)	Service(1)	Benefit(1)	Fiscal Year(1)

Simons	Retirement Plan	16.33	$194,360	—
	Supplemental Executive Retirement Plan		$2,175,634	—
Maley	Retirement Plan	5.58	$74,638	—
	Supplemental Executive Retirement Plan		$991,370	—
Levy(2)	Retirement Plan	19.42	$404,600	—
	Supplemental Executive Retirement Plan		$3,708,115	—
Sweeny(2)	Retirement Plan	38.17	$1,235,425	—
	Supplemental Executive Retirement Plan		$4,984,642	—
Norton	Retirement Plan	1.58	$26,372	—
	Supplemental Executive Retirement Plan		$72,056	—

(1)	Present value of the accumulated benefit is based on present value at normal retirement date using disclosure assumptions (6.11% interest and Applicable Mortality Table under IRC Section 417(e)(3) (2008 PPA Unisex Mortality)) discounted based on disclosure interest rate to December 31, 2008. Retirement benefits under the tax-qualified defined benefit plan and the nonqualified supplemental executive retirement plan (SERP) are calculated using final average compensation based on the higher of (a) the highest five (5) of the employee’s last ten (10) years of service or (b) the highest 60 consecutive months out of the last 120 months. Final average compensation normally includes salaries and bonuses, but the board can designate a payment as ineligible under the plan. Final average compensation excludes other forms of compensation such as dividends, severance pay, relocation, long-term disability, stock options, restricted stock units, and performance stock units. The formula for normal retirement is (1) the greater of (a) .95% of final average compensation plus .65% of final average compensation in excess of Social Security covered compensation as determined using a 35 year average of SS maximum wage bases during year of termination multiplied by years of service up to 35 years and .8% of final average compensation multiplied by years of service over 35 years or (b) 1% X final average compensation X years of service + .65% X final average compensation in excess of Social Security covered compensation as determined using a 35 year average of Social Security maximum wage bases to a participant’s Social Security normal retirement age X years of service up to 35 years. For example, assume an employee has a final average pay of $1 million and has worked for 40 years. His pension is determined as the greater of the following two formulas: [((.0095 x $1,000,000) + (.0065 x ($1,000,000 — $48,816))) x 35] + (.008 x $1,000,000 x 5) = $588,894 (annual life only benefit) or [(.01 x 1,000,000 x 40) + (.0065 x ($1,000,000 — $56,484) X 35))] = $614,650 (annual life only benefit). Thus, the greater of two formulas is $614,650. Five years of service or attainment of age 65 is required to vest in the retirement benefit. Normal retirement age is 65, benefits are reduced for early retirement. Lump sum distributions for benefits with a present value greater than $10,000 are not permitted under the qualified plan. Benefits are paid in the form of a monthly annuity for the life of the executive and his or her spouse or other contingent annuitant depending on the option the executive selects. The amount of the monthly benefit is affected by the age or life expectancy of the employee and spouse and how much will be paid to the survivor if the employee dies based on the payment election selected by the employee. However, the total value of the benefit does not vary. For example, assume Employee A and Employee B each have accrued benefits with a total value of $100,000. Employee A is age 65 and Employee B is 55. Employee A will receive a larger monthly benefit than Employee B because Employee B is younger and has a longer life expectancy, so his or her payments are spread over a longer time. The nonqualified plan or SERP is paid as a lump sum distribution. The SERP pays any retirement benefits that cannot be paid under the qualified plan due to IRS limits and also provides a benefit formula for designated executives. The Internal Revenue Code limits the amount of compensation that can be used in calculations under a tax-qualified defined benefit retirement plan. In 2008, this limit was $230,000. As a result, any retirement benefits that cannot be paid under our tax-qualified defined benefit plan due to these limitations are paid under a SERP, which is not a tax-qualified plan. The SERP also provides unreduced retirement at age 60 with 15 years of service for designated executives, including Mr. Levy, Mr. Maley, and Mr. Simons. Under this plan, the designated executive’s retirement benefits from all retirement plans will be at least equal to 50% of the executive’s final average compensation for the highest five years out of the last ten years of employment. Benefits are reduced for early retirement, which may be taken at age 55 with 15 years of service, by 5% for each year prior to age 60. Benefits will be paid in a lump sum amount. As of January 1, 2008, lump sums are calculated using a 20% phase-in of the three-segment yield curve based on the November 2007 rates. The blended three-segment rates are 4.92% for the first 5 years, 6.02% for the next 10 years and 6.47% thereafter. The November 2007 30-year weighted average Treasury rate was 4.52%. This is the first year of a five-year phase in of the interest rate assumptions which have been changed due to the Pension Protection Act. This supplemental plan is unfunded and contains a provision for acceleration of payment in the event of a change in control. The SERP is a valuable incentive to attract executives who are leaving career-based retirement plans at other companies. It is also a valuable retention tool for existing executives who must meet service criteria to qualify for the plan. Mr. Levy formerly participated in a defined contribution plan and related SERP when he worked for the financial services segment. His balance under the defined contribution plan and SERP will offset any amount he receives under the defined benefit plan and SERP, and is included in the total shown above. Extra years of credited service are granted only under our change in control agreements with executive officers and our CEO employment agreement but not for any other reason.

(2)	Early retirement may be taken at age 55 or later if the employee has five years of service, but benefits are reduced for each year prior to age 62 by factors ranging from 3% to 6% based on years of service. Under the SERP, a designated executive can retire with a reduction of benefits of 5% per year for each year before age 60 if he has attained age 55 and has 15 years of service. Mr. Levy did not meet the criteria for executive SERP retirement in 2008 as shown in the table above, but meets the criteria in 2009 as shown below. The table below lists the executives who are eligible for early retirement and estimated payment assuming each retired on January 1, 2009:

	Monthly Payment	Lump Sum Payment
Executive	Under Qualified Plan	Under SERP

Levy	$2,567	$5,311,284
Sweeny	$8,511	$6,119,841

Nonqualified Deferred Compensation

The following table summarizes deferred compensation for 2008 for the named executive officers:

2008 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
Name	Last FY ($)	Last FY ($)	in Last FY ($)(1)	Distributions ($)	at Last FYE ($)
(a)	(b)	(b)	(c)	(d)	(e)

Simons	—	—	—	—	—
Maley	—	—	—	—	—
Levy	—	—	$14,597	—	$124,188
Sweeny	—	—	—	—	—
Norton	—	—	—	—	—

(1)	Mr. Levy formerly participated in a SERP maintained by our financial services segment that spun off in 2007. Earnings include non-qualified defined contribution retirement plan account earnings based on the rate earned under Vanguard’s Intermediate-Term Treasury Fund, the same fund used in the underlying tax-qualified defined contribution plan. The executives do not participate in setting this rate which was selected by us when we set up the plan. In 2008, the earnings rate for this fund was 13.32%. Mr. Levy received a distribution of his account in 2009 due to the spinoff, in the amount of $124,188, which is included in the above amount.

Potential Payments Upon Termination or Change in Control

Under our stock plan and awards, an employee whose employment terminates has different vesting rights depending on the reason for termination:

	Vested Option Exercise	Treatment of Unvested
Termination	Period	Options, RSUs, and PSUs

Voluntary or Involuntary Termination of Employment	3 months	Forfeited
Death	12 months	Immediately Vest
Disability	36 months	Immediately Vest
Retirement	Until Expiration of Option	Immediately Vest
Change in Control	Until Expiration of Option	Immediately Vest

Mr. Simons has an employment agreement that provides for payments upon certain termination events. If Mr. Simons’ employment is terminated within two years after completion of the 2007 transformation or following a change in control, he will be entitled to three years’ salary, bonus, and benefits. If Mr. Simons’ employment is terminated by the Company without cause or by Mr. Simons for good reason (including failure to be re-elected to the board, required relocation, or failure to pay compensation and benefits) at any time later than two years after the completion of the 2007 transformation and not following a change in control, he will be entitled to two years’ salary, bonus, and benefits. If Mr. Simons dies or becomes disabled, he or his estate will receive a benefit equal to his salary and target bonus for the portion of the year in which his death or disability occurred.

Each of the other named executive officers entered into a change in control agreement that provides for three (3) years’ pay and benefits in the event his employment is terminated following defined change in control events. These events include:

•	any person or entity acquiring or becoming beneficial owner as defined in SEC regulations of 20% or more of the combined voting power of our securities;

•	the pre-event directors ceasing to constitute a majority of our directors within any 24-month period;

•	consummation of a merger, consolidation, or recapitalization (unless the directors continue to represent a majority of the directors on the board, at least 60% of the pre-event ownership survives, and, in the event of a recapitalization, no person owns 25% or more of the voting power of the securities);

•	the stockholders approve liquidation or dissolution;

•	consummation of an agreement to sell, lease, or dispose of substantially all the assets of (a) Temple-Inland, (b) its corrugated packaging operations, or (c) (for Mr. Simons, Mr. Levy, and Mr. Sweeny) its building products operations; or

•	any other event that the board determines to be a change in control.

Our stock plan agreements use similar change in control events including:

•	acquisition of 20% voting power through a tender or exchange offer;

•	board or stockholders approve consolidation or merger;

•	board or stockholders approve liquidation or dissolution; or

•	board or stockholders approve sale, lease, exchange or transfer of substantially all assets.

Under the change in control agreements, payments are triggered by two events, a change in control plus a termination of employment. Termination of employment includes both involuntary termination and voluntary termination by the executive for good reason. Good reason includes assignment of duties substantially inconsistent with the executive’s status as a senior executive officer, substantial reduction in base salary, relocation of place of employment more than 50 miles, failure to pay compensation, or failure to provide benefits or a reduction in benefits. The change in control agreements contain a double trigger requirement of a change in control event plus a termination of employment because they provide for severance payments. The stock plan agreements provide for accelerated vesting of stock awards the executive has already received, not for additional payments. These agreements require a single trigger, the change in control event. In other words, if there is a change in control event, the accelerated vesting of stock-based compensation will occur whether or not the executive’s employment is terminated. This further protects the executive because it provides him or her with an opportunity to vote any vested restricted shares and exercise and vote the option shares as a stockholder.

Under the change in control agreements and stock plan agreements, the executives will receive:

•	their current year bonus pro-rated if the termination is before the end of the first six months in the year; full bonus if during the second half of the year;

•	lump sum severance equal to three times their current salary and three times target bonus, or if higher, the salary or target bonus in any of the last three years;

•	health and welfare benefits provided through third party insurance for three years at no greater cost than currently paid;

•	acceleration of vesting of all options;

•	acceleration of vesting of all restricted shares and restricted stock units;

•	acceleration of vesting of all performance stock units (maximum amount);

•	credit for three additional years’ service in the pension plan at the highest pay over the last three years;

•	lump sum payment of all nonqualified pension and deferred compensation;

•	lump sum payment equal to three years’ match on 401(k) plan;

•	any retiree medical benefits to which the executive is entitled;

•	reimbursement for outplacement services not to exceed 15% of base salary and target bonus; and

•	three years’ continuation of perquisites.

The change in control agreements for the named executive officers also contain gross-up provisions in the event the officer is required to pay excise tax on these amounts. The gross-up will only be paid if the change in control payments exceed 110% of the amount that would not be subject to excise tax. Otherwise, payments are reduced to the maximum amount that will not trigger the excise tax. The gross up provisions will not be offered to any new hires on or after November 7, 2008. The amount of severance and benefits was determined based on competitive market practices for executives at this level. Executives at this level generally require a longer timeframe to find comparable jobs because there are fewer jobs at this level in the market. The executives often have a large percentage of their personal wealth dependent on the status of our company, given the requirement to hold a multiple of their salary in stock and the fact that a large part of their compensation is stock-based. In exchange for the promise of this compensation and benefits, the executive agrees to continue working during any potential change in control event until the earliest of six months from the potential change in control event, until the date of the change in control event, or until the executive is terminated or terminates employment for good reason. If a change in control occurs, the board would consider appropriate factors in setting the target bonus. The transformation plan constituted a change in control for corporate executives, but no amounts are payable unless they also experience a termination of employment.

The following table summarizes the estimated value of payments to each of the named executive officers assuming different termination events occurred at year-end 2008.

		Estimated	Value of	Value of	Value of		Health		Excise Tax &
		Target	Stock	Restricted	Performance		&		Gross-Up/
	Severance	Bonus	Options that	Stock Units	Stock that	Retirement	Welfare		(Required	Aggregate
	(1)	Payment	Vest	that Vest	Vests(2)	Benefit	Benefits	Outplacement	Forfeiture)	Payments

Current Officers
Simons
Change in Control(3)	$5,976,186	$975,000		$19,000	$1,364,204	$1,406,338	$34,897	$117,000	$3,742,065	$13,634,690
Retirement										$0
Death(4)	$1,755,000			$19,000	$1,364,204					$3,138,204
Disability(4)	$1,755,000			$19,000	$1,364,204					$3,138,204
Termination Without Cause(5)										$0
Termination For Cause(6)										$0
Maley
Change in Control(3)	$4,249,800	$781,250		$47,500	$1,231,779	$1,698,852	$24,307	$210,938	$2,951,510	$11,195,936
Retirement										$0
Death(4)				$47,500	$1,231,779					$1,279,279
Disability(4)				$47,500	$1,231,779					$1,279,279
Termination Without Cause(5)										$0
Termination For Cause(6)										$0
Levy
Change in Control(3)	$2,581,050	$425,000				$1,468,627	$37,324	$127,500	$(298,181)	$4,341,320
Retirement										$0
Death(4)										$0
Disability(4)										$0
Termination Without Cause(5)										$0
Termination For Cause(6)										$0
Sweeny
Change in Control(3)	$2,463,900	$400,000				$4,685,602	$28,144	$120,000	$2,690,052	$10,387,698
Retirement										$0
Death(4)										$0
Disability(4)										$0
Termination Without Cause(5)										$0
Termination For Cause(6)										$0
Norton
Change in Control(3)	$2,281,050	$375,000			$441,449	$171,986	$24,084	$112,500	$1,143,202	$4,549,271
Retirement										$0
Death(4)					$441,449	$44,488				$485,937
Disability(4)					$441,449	$98,428				$539,877
Termination Without Cause(5)										$0
Termination For Cause(6)										$0

(1)	Assumes a target bonus based on 9% ROI.

(2)	Except in the case of change in control, assumes performance criteria are ultimately met.

(3)	Assumes a target bonus based on 9% ROI. Also includes 3X 401(k) match for each executive of $31,050 and 3X perks of $5,136 for Mr. Simons and $10,950 for Mr. Sweeny. Assumes for illustration only that the IRS considers the whole payment to be a “parachute payment” subject to a 20% excise tax. Any compensation not deemed to be a “parachute payment” will reduce the amount of excise tax and gross-up payable.

(4)	In return for a release of all claims, Mr. Simons’ employment agreement provides a lump sum benefit in the year of his termination of employment due to death or disability equal to his base salary and target bonus multiplied by a fraction, the numerator of which is the number of days during the applicable performance period for which the Executive was employed hereunder and the denominator of which is the number of days in such performance period. For illustration purposes only, the full year benefit is shown. Except for Mr. Simons’ employment agreement, on termination of employment by death or disability, executives receive no payment other than through life insurance or disability insurance purchased by the executive and available to salaried employees generally.

(5)	Termination without a change in control not for cause or by executive for good reason. We do not have a plan or policy to provide severance benefits to executives whose employment terminates not for cause or by the executive for good reason for anyone other than Mr. Simons. Because of the transformation of the Company at year end 2007, any termination of employment without cause for Mr. Simons during 2008 or 2009 would constitute a change in control (see change in control line above).

(6)	Termination without a change in control for cause or by executive without good reason. We do not have a plan or policy to provide severance benefits to executives whose employment terminates for cause. Generally speaking, severance is a matter that is individually negotiated with the executive and the amount depends on the circumstances of his or her departure. The CEO is the only executive who has an employment agreement with pre-established severance benefits, other than the change in control agreements. In return for the post-employment benefits, the CEO agreed not to compete with our company for two years after his departure.

COMPENSATION MATTERS
REPORT OF THE MANAGEMENT DEVELOPMENT
AND EXECUTIVE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, recommended that it be included in our Annual Report on Form 10-K for the year 2008 and in this proxy statement.

E. Linn Draper, Jr., Chairman
Cassandra C. Carr
Jeffrey M. Heller
Richard M. Smith

AUDIT MATTERS
REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the board of directors in its oversight of the integrity of the financial statements; compliance with legal and regulatory requirements; the adequacy of internal control over financial reporting; and the independence, qualifications, and performance of the independent registered public accounting firm and the internal auditors. Our duties and responsibilities are more fully described in our charter, which is available on Temple-Inland’s website www.templeinland.com.

Management is responsible for the financial statements, the effectiveness of internal control over financial reporting, and compliance with legal and regulatory requirements. The independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and the effectiveness of internal control over financial reporting and expressing its opinion on the conformity of the financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting. The internal auditors are responsible for evaluating the effectiveness of processes and related controls on behalf of management.

In fulfilling our oversight responsibilities, we met nine times during 2008 with the independent registered public accounting firm, the Vice President of Internal Audit, and management. At four of the meetings, we also met in executive session without management present. During the course of these meetings, we reviewed and discussed with management and with Ernst & Young LLP the audited financial statements for the year 2008. We also reviewed and discussed the effectiveness of internal control over financial reporting, the audit plans and results, and the matters required to be discussed with Ernst & Young LLP by Statement of Auditing

Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board. In addition, we reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s independence, and have discussed with Ernst & Young their independence.

Based on the reviews and discussions described above, we recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 3, 2009, for filing with the Securities and Exchange Commission. In addition, we reported to the board of directors that, subject to ratification by the stockholders, we selected Ernst & Young LLP as Temple-Inland’s independent registered public accounting firm for the year 2009.

Chairman:	Jeffrey M. Heller
Members:	Donald M. Carlton Cassandra C. Carr Larry R. Faulkner W. Allen Reed Richard M. Smith Arthur Temple III R.A. Walker

PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for 2009. Ernst & Young LLP currently serves as our independent registered public accounting firm.

Fees paid to Ernst & Young LLP for the last two years were:

	2008	2007
	(In thousands)

Audit Fees(1)	$1,560	$2,660
Audit-Related Fees(2)	309	2,222
Tax Fees(3)	45	50
All Other Fees	—	—

Total	$1,914	$4,932

(1)	Audit fees include the annual audit and quarterly reviews of our financial statements, annual statutory audits of foreign subsidiaries’ financial statements, consultation on new accounting standards and current transactions, and normal assistance with annual and periodic filings of our financial statements with the Securities and Exchange Commission.

(2)	Audit-related fees include audits of our employee benefit plans, consultation on the application of proposed accounting standards, and consultation on accounting for proposed transactions. Also included in Audit-related fees for 2007 is $1,945 in fees paid for work done in connection with our transformation plan. This work included audit work for separate financial statements of the spun-off entities and consultation on the transactions comprising the transformation plan.

(3)	Tax fees include assistance in the preparation of our federal, state, and foreign income and franchise tax returns and in the periodic examinations thereof by regulatory authorities and consultation on the tax treatment for transactions.

All services provided by the independent registered public accounting firm must be pre-approved by the Audit Committee. Under the pre-approval policy, the Audit Committee pre-approves by type and amount the services expected to be provided by the independent registered public accounting firm during the coming year. This pre-approval is done annually and is documented as an exhibit to the minutes of the Audit Committee meeting. The types of services the Audit Committee pre-approves annually are the audit, audit-related, and certain tax services described above.

A pre-approval subcommittee consisting of the Chairman of the Audit Committee and one other member of the Audit Committee may grant approvals between Audit Committee meetings for services not approved as part of the annual approval process. Such approvals must be reported to the full Audit Committee at its next meeting. Pre-approval is not required for non-audit services that were not recognized as non-audit services at the time of engagement, if the aggregate amount of such services does not exceed the lesser of $100,000 or 5% of the total amount of revenues paid to the independent registered public accounting firm during that fiscal year and such services are promptly brought to the attention of and approved by the Audit Committee prior to completion of the current year’s audit. During 2008, no services were approved pursuant to this exception.

In addition, the Audit Committee must separately pre-approve any significant changes in scope or fees for any approved service. No pre-approval authority is delegated to management. Quarterly, the committee reviews the specific services that have been provided and the related fees.

Representatives of Ernst & Young LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Stockholder ratification is not required for the selection of Ernst & Young LLP, because the Audit Committee has the responsibility for selecting our independent registered public accounting firm. The selection, however, is being submitted for ratification by the stockholders at the annual meeting. No determination has been made as to what action the Audit Committee would take if stockholders do not ratify the selection.

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the annual meeting is required for the ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for 2009. Any shares not voted (whether by abstention or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

OTHER MATTERS

Other Business to be Presented

Our board of directors knows of no other business that may properly be, or that is likely to be, brought before the annual meeting. If, however, any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in our proxy statement and for consideration at our annual meeting of stockholders by submitting their proposals to us in a timely manner. To be included for the 2010 annual meeting, stockholder proposals must be received by us by November 23, 2009 and must comply with the requirements of Rule 14a-8.

Our By-laws contain an advance notice procedure with regard to stockholder proposals submitted outside the processes of Rule 14a-8 and stockholder nominations of directors to be brought before an annual meeting of stockholders. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. These procedures require that notice be made in writing to our Corporate Secretary. The notice must be received at our executive offices not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the case of an annual meeting called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the annual meeting is first mailed to stockholders or made public, whichever occurs first. Stockholder proposals submitted outside the processes of Rule 14a-8 and stockholder nominations of directors will be considered untimely if they are submitted before January 21, 2010 or after February 15, 2010. Our By-laws require that the notice of the proposal contain certain information concerning the proposing stockholder and the proposal or nomination. A copy of the By-laws advance notice provision may be obtained, without charge, upon written request to our Corporate Secretary at 1300 South MoPac Expressway, 3rd Floor, Austin, Texas 78746.

Voting Questions or Assistance

If you have any questions or require assistance with the voting process, please contact:
D. F. King & Co., Inc.
48 Wall Street
New York, New York 10005
(800) 549-6697

This Proxy Statement is being sent to you by the Temple-Inland board of directors.

Leslie K. O’Neal
Corporate Secretary
Austin, Texas
March 23, 2009

NNNNNNNNNNNN 000004000000000.000000 ext000000000.000000 ext NNNNNNNNN000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)000000000.000000 ext000000000.000000 ext ADD 1Electronic Voting Instructions ADD 2 ADD 3You can vote by Internet or telephone! ADD 4Available 24 hours a day, 7 days a week! ADD 5Instead of mailing your proxy, you may choose one of the two voting ADD 6methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 1, 2009. Vote by Internet • Log on to the Internet and go to www.investorvote.com/TIN • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown inX• Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card123456 C0123456789 12345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Directors of Temple-Inland Inc. recommend voting FOR proposals 1 and 2. 1. To elect four (4) directors to the Board of Directors. These four directors will serve as directors until their terms expire or, if later, until replacement directors are elected who meet all necessary qualifications.+ For Against AbstainFor Against AbstainFor Against Abstain 01 — Cassandra C. Carr02 — Richard M. Smith03 — Arthur Temple III 04 — R.A. Walker For Against Abstain 2. To ratify the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the year 2009. B Non-Voting Items Change of Address — Please print new address below.Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X0 2 0 9 7 0 1MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Temple-Inland Inc. This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on May 1, 2009 The undersigned hereby acknowledges receipt of the notice of the Annual Meeting of Stockholders and proxy statement each dated March 23, 2009 and does hereby appoint Doyle R. Simons, J. Patrick Maley III and J. Bradley Johnston and each of them as Proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and vote, as designated below, all the shares of Common Stock, par value $1.00 per share, of Temple-Inland Inc. held of record by the undersigned on March 6, 2009 at the annual meeting of stockholders to be held on Friday, May 1, 2009, and any adjournment(s) thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, the shares will be voted “FOR” the election of the four Director nominees named on the reverse side and “FOR” the ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted on appear on reverse side.)